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                                                                     EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                            SELLERS IDENTIFIED HEREIN


                                       AND


                           RBS ACQUISITION CORPORATION

                     --------------------------------------

                         Dated as of September 27, 2002


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                                TABLE OF CONTENTS

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Article 1        SALE AND PURCHASE OF SHARES................................................................2

        1.1   Sale and Purchase of Shares...................................................................2

Article 2        PURCHASE PRICE AND PAYMENT.................................................................2

        2.1   Purchase Price................................................................................2

        2.2   Adjustment of Initial Purchase Price..........................................................3

        2.3   Payment of Initial and Final Purchase Price...................................................5

        2.4   Allocation of Final Purchase Price............................................................6

        2.5   Additional Employee Benefits Purchase Price Adjustment........................................6

Article 3        CLOSING AND TERMINATION....................................................................7

        3.1   Closing Date..................................................................................7

        3.2   Termination of Agreement......................................................................8

        3.3   Procedure Upon Termination....................................................................8

        3.4   Effect of Termination.........................................................................9

Article 4        REPRESENTATIONS AND WARRANTIES OF SELLERS..................................................9

        4.1   Organization and Good Standing................................................................9

        4.2   Authorization of Agreement....................................................................9

        4.3   Capitalization................................................................................9

        4.4   Subsidiaries and Rexnord Affiliates..........................................................10

        4.5   Corporate Records............................................................................11

        4.6   Conflicts; Consents of Third Parties.........................................................11

        4.7   Ownership and Transfer of Shares.............................................................12

        4.8   Financial Statements.........................................................................12

        4.9   No Undisclosed Liabilities...................................................................13

        4.10  Absence of Certain Developments..............................................................13

        4.11  Certain Tax Matters..........................................................................15

        4.12  Real Property................................................................................16

        4.13  Tangible Personal Property...................................................................17

        4.14  Technology and Intellectual Property.........................................................17

        4.15  Material Contracts...........................................................................19
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        4.16  Employee Benefits............................................................................20

        4.17  Labor........................................................................................25

        4.18  Litigation...................................................................................25

        4.19  Compliance with Laws; Permits................................................................25

        4.20  Environmental Matters........................................................................26

        4.21  Financial Advisors...........................................................................26

        4.22  Sufficiency of Assets........................................................................26

        4.23  Government Contracts.........................................................................27

        4.24  Insurance....................................................................................28

        4.25  Customers....................................................................................28

        4.26  Suppliers....................................................................................28

        4.27  Distributors.................................................................................29

        4.28  Affiliate Transactions.......................................................................29

        4.29  Consignment..................................................................................29

        4.30  Backlog......................................................................................29

        4.31  Rexnord (UK) Ltd.............................................................................29

        4.32  No Other Representations or Warranties.......................................................29

Article 5        REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................29

        5.1   Organization and Good Standing...............................................................29

        5.2   Authorization of Agreement...................................................................29

        5.3   Conflicts; Consents of Third Parties.........................................................30

        5.4   Litigation...................................................................................30

        5.5   Investment Intention.........................................................................30

        5.6   Financial Advisors...........................................................................31

        5.7   Sufficiency of Funds.........................................................................31

Article 6        COVENANTS.................................................................................31

        6.1   Access to Management.........................................................................31

        6.2   Conduct of Business Pending the Closing......................................................31

        6.3   Employee Matters.............................................................................34
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        6.4   Preservation of Records......................................................................39

        6.5   Publicity....................................................................................39

        6.6   [Intentionally Omitted]......................................................................39

        6.7   Use of Name..................................................................................39

        6.8   Insurance....................................................................................40

        6.9   Reasonable Commercial Efforts................................................................40

        6.10  HSR Act Compliance; Foreign Governmental Approvals...........................................41

        6.11  Contacts with Suppliers, Employees and Customers.............................................41

        6.12  Invensys Commitments.........................................................................41

        6.13  Intellectual Property Covenant...............................................................42

        6.14  Cooperation with Financing...................................................................42

        6.15  Termination of Factoring Agreements..........................................................43

        6.16  [Intentionally Omitted.].....................................................................43

        6.17  Excluded Cash................................................................................43

        6.18  Delayed Transfer of China Shares.............................................................43

        6.19  Pre-Closing Reorganizations..................................................................43

        6.20  Profit Sharing Agreement.....................................................................44

        6.21  Automobile Leases............................................................................44

        6.22  Transfer of Employees........................................................................44

        6.23  Stephan Drives Property......................................................................44

        6.24  Completion of Schedule to Transition Services Agreement......................................45

        6.25  Nonsolicitation and Nonhire..................................................................45

Article 7        CONDITIONS TO CLOSING.....................................................................45

        7.1   Condition Precedent to Obligations of Purchaser..............................................45

        7.2   Condition Precedent to Obligations of Sellers................................................46

        7.3   Conditions to Each Party's Obligations.......................................................46

Article 8        DOCUMENTS TO BE DELIVERED.................................................................46

        8.1   Documents to be Delivered by Sellers.........................................................47

        8.2   Documents to be Delivered by Purchaser.......................................................47
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Article 9        INDEMNIFICATION...........................................................................48

        9.1   General Indemnification......................................................................48

        9.2   Limitations on Indemnification...............................................................49

        9.3   Special Limitations on Indemnification for Environmental Losses..............................50

        9.4   Survival of Claims...........................................................................51

        9.5   General Indemnification Procedures...........................................................52

        9.6   Tax Matters..................................................................................53

              9.6.1  Tax Indemnification...................................................................53

              9.6.2  Procedures Relating to Indemnification of Tax Claims..................................54

              9.6.3  Responsibility for Preparation and Filing of Tax Returns and Amendments...............55

              9.6.4  Cooperation...........................................................................56

              9.6.5  Refunds and Credits...................................................................57

              9.6.6  FIRPTA Certificate....................................................................57

              9.6.7  Other Tax Matters.....................................................................58

        9.7   Exclusive Remedies...........................................................................58

        9.8   Adjustments for Insurance and Tax Benefits...................................................58

        9.9   Treatment of Indemnity Payments..............................................................59

        9.10  Additional Procedures for Retiree Welfare Benefit Modifications Claims.......................59

Article 10       MISCELLANEOUS.............................................................................59

        10.1  Certain Definitions..........................................................................59

        10.2  Payment of Transfer Taxes....................................................................73

        10.3  Expenses.....................................................................................73

        10.4  Further Assurances...........................................................................73

        10.5  Governing Law................................................................................73

        10.6  Submission to Jurisdiction; Consent to Service of Process....................................73

        10.7  Entire Agreement; Amendments and Waivers.....................................................73

        10.8  Table of Contents and Headings...............................................................74

        10.9  Notices......................................................................................74
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        10.10 Severability.................................................................................75

        10.11 Binding Effect; No Third Party Beneficiaries; Assignment.....................................75

        10.12 Ordering/Sequencing of Purchase and Sale of Shares...........................................75
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                         TABLE OF ANNEXES AND SCHEDULES

                                    SCHEDULES

Schedule 2.2       -  Accounting Principles
Schedule 2.2.1.1   -  Closing Management Accounts
Schedule 2.5.1     -  Terms of Promissory Note for Post-Closing Retiree Welfare
                      Benefit Modifications
Schedule 4.4.1     -  Subsidiaries
Schedule 4.4.2     -  Rexnord Affiliates
Schedule 4.6.1     -  Conflicts
Schedule 4.6.2     -  Required Consents and Approvals - Sellers
Schedule 4.8       -  Financial Statements
Schedule 4.9       -  Undisclosed Liabilities
Schedule 4.10      -  Certain Developments
Schedule 4.10.12   -  Capital Expenditure Budget
Schedule 4.11      -  Tax Matters
Schedule 4.12      -  Company Properties
Schedule 4.13      -  Tangible Personal Property
Schedule 4.14.1    -  Rexnord Business Intellectual Property
Schedule 4.14.2    -  Third Party Owners of Rexnord Business Intellectual
                      Property
Schedule 4.14.3    -  Assignments, Transfers, Conveyances or Encumbrances of
                      Rexnord Business Intellectual Property
Schedule 4.14.4    -  Challenges to Validity and Enforceability of Rexnord
                      Business Intellectual Property
Schedule 4.14.5    -  Third Party Infringement on or Violation of Rexnord
                      Business Intellectual Property
Schedule 4.14.6    -  Rexnord Affiliate Owned Intellectual Property and Rexnord
                      Affiliate Licensed Intellectual Property
Schedule 4.14.7    -  Rexnord Business Obligations (Royalties)
Schedule 4.14.8    -  Alleged Infringements of Third Party Trademark, Copyright
                      or Trade Secret Rights
Schedule 4.15      -  Material Contracts
Schedule 4.16.1    -  Employee Benefit Plans
Schedule 4.16.6    -  Pension Disclosure
Schedule 4.16.10   -  Retiree Medical/Welfare Plans
Schedule 4.16.12   -  Actions or Claims under Company Plans
Schedule 4.16.14   -  Acceleration of Rights
Schedule 4.16.20   -  Non-U.S. Plans Not Sponsored by the Companies or
                      Subsidiaries
Schedule 4.17      -  Labor Agreements
Schedule 4.17.3    -  Labor Disputes
Schedule 4.18      -  Litigation
Schedule 4.19      -  Compliance with Laws and Permits
Schedule 4.20      -  Environmental Matters
Schedule 4.21      -  Sellers' Financial Advisors
Schedule 4.22      -  Exceptions to Sufficiency Representation
Schedule 4.23.2    -  Government Contracts

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Schedule 4.23.3    -  Audits and Investigations
Schedule 4.23.4    -  Claims
Schedule 4.24      -  Insurance
Schedule 4.25      -  Customers
Schedule 4.26      -  Suppliers
Schedule 4.27      -  Distributors
Schedule 4.28      -  Affiliate Transactions
Schedule 4.3.1     -  Capitalization
Schedule 5.3.2     -  Required Consents and Approvals - Purchaser
Schedule 5.6       -  Purchaser's Financial Advisors
Schedule 5.7.1     -  Commitment Letters
Schedule 5.7.2     -  Sources of Purchaser's Financing
Schedule 6.2       -  Conduct of the Business Pending the Closing
Schedule 6.3.1     -  Inactive Employees and Hired Employees
Schedule 6.3.2     -  Severance Plans
Schedule 6.3.3     -  Assumption of Company and Subsidiary Employee Obligations
Schedule 6.3.7.3   -  ABO Calculation
Schedule 6.3.7.10  -  Agreement Related to Non-U.S. Pensions under the U.K.
                      Invensys Pension Scheme
Schedule 6.3.7.11  -  Agreement Related to Additional Non-U.S. Pensions
Schedule 6.3.10    -  Retiree Welfare Benefit Modifications
Schedule 6.12      -  Invensys Commitments
Schedule 6.21      -  Automobile Leases

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                              EXHIBITS AND ANNEXES

Annex A            -  Companies and Ownership of Shares
Annex B            -  Form of Transition Agreement for China
Annex C            -  Form of Transition Services Agreement
Annex D            -  Form of Non-Competition Agreement
Annex E            -  Form of Sellers' Counsel Opinion
Annex F            -  Form of Invensys General Counsel Opinion
Annex G            -  Hansen Manufacturing Arrangement Termsheet
Annex H            -  Form of Purchaser's Counsel Opinion
Annex I            -  Form of Trademark and Tradename Agreement

Exhibit 1          -  Form of French Addendum

                                      iii
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                                  PROJECT CROWN
                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of September 27, 2002 (this "AGREEMENT"), by and among RBS Acquisition Corporation, a corporation organized and existing under the laws of Delaware ("PURCHASER"), Invensys plc, a corporation organized and existing under the laws of the United Kingdom ("INVENSYS"), BTR Inc., a corporation organized and existing under the laws of Delaware ("BTR"), BTR (European Holdings) BV, a corporation organized and existing under the laws of the Netherlands and having its business address in England and Wales ("BTR HOLDINGS"), BTR Industries GmbH, a corporation organized and existing under the laws of Germany ("BTR INDUSTRIES"), Dunlop Vermogensverwaltungsgesellschaft GmbH, a corporation organized and existing under the laws of Germany ("DUNLOP"), Brook Hansen Inc., a corporation organized and existing under the laws of Delaware ("BH"), Invensys France SAS, a corporation organized and existing under the laws of France/Nanterre ("IFS"), Invensys Holdings Ltd., a corporation organized and existing under the laws of England and Wales ("IHL"), Hansen Transmissions International Ltd., a corporation organized and existing under the laws of England and Wales ("HTIL"), Hawker Siddeley Management Ltd., a corporation organized and existing under the laws of England and Wales ("HSML") and BTR Finance BV, a corporation organized and existing under the laws of the Netherlands ("BTRF" and each of Invensys, BTR, BTR Holdings, BTR Industries, Dunlop, BH, IFS, IHL, HTIL and HSML a "SELLER" and, collectively, "SELLERS").

                              W I T N E S S E T H:

          WHEREAS, Sellers own the issued and outstanding shares (collectively, the "SHARES") of capital stock of the companies set forth on Annex A (each a "COMPANY" and, collectively, the "COMPANIES").

          WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Shares for the purchase price and upon the terms and conditions hereinafter set forth; and

          WHEREAS, certain terms used in this Agreement are defined in Section 10.1;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

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                                    ARTICLE 1

                           SALE AND PURCHASE OF SHARES

     1.1 SALE AND PURCHASE OF SHARES. Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from each Seller, the Shares held by such Seller as set forth next to such Seller's name on Annex A hereto. The purchase and sale of such Shares pursuant to this Agreement shall be effective as of the close of the business on the Closing Date (the "EFFECTIVE TIME"). The parties acknowledge that, in addition to the sale of Shares referred to in the first sentence of this Section 1.1, IFS owns the shares of Brook Hansen SA (the "EXCLUDED FRENCH COMPANY") as set forth on Annex A hereto (the "FRENCH SHARES"). Although Purchaser desires to purchase the French Shares, IFS does not propose to transfer the French Shares pursuant to this Agreement, and no such transfer will be agreed to by IFS or Purchaser, unless and until the consultation process provided by the relevant French legislation has been complied with in respect of the Council of Workers in place with respect to the Excluded French Company (the "WORKS COUNCIL CONSULTATION PROCESS"). Without prejudice to the foregoing, (i) Sellers agree to use their commercially reasonable efforts to complete the Works Council Consultation Process, and Purchaser shall cooperate in good faith with such efforts, and (ii) Purchaser and Sellers agree to negotiate in good faith with respect to the purchase and sale of the French Shares on the basis of the terms and conditions set forth herein at an initial purchase price of Thirteen Million Dollars ($13,000,000) (the "INITIAL FRENCH PURCHASE PRICE"). The parties agree that following completion of the Works Council Consultation Process and negotiation of the terms of the purchase and sale of the French Shares the parties will enter into an addendum to this Agreement in the form attached as Exhibit 1 hereto (the "FRENCH ADDENDUM"). Notwithstanding the foregoing, unless and until the French Addendum has been executed and delivered, (i) the term "Companies" shall not be deemed to include the Excluded French Company for any of the purposes of this Agreement, and (ii) in the event that the Closing of the purchase and sale of the Shares (other than the French Shares) occurs prior to the purchase of the French Shares, upon closing of the purchase and sale of the French Shares pursuant to the French Addendum, the Initial French Purchase Price shall be adjusted to give effect to the adjustments contemplated in Section 2.1 and Section 2.2 with respect to the Excluded French Company.

                                    ARTICLE 2

                           PURCHASE PRICE AND PAYMENT

     2.1    PURCHASE PRICE.

            2.1.1 The unadjusted purchase price for the Shares (the "INITIAL PURCHASE PRICE") shall be an amount equal to the sum of Eight Hundred Fifty Four Million Seven Hundred Seventy Thousand Dollars ($854,770,000) plus the Estimated External Cash/Debt Balance, less the Estimated Netting Tax Amount. The Initial Purchase Price is subject to adjustment pursuant to Sections 2.2, 2.5, 3.1(iv) and 6.17 (as adjusted, the "FINAL PURCHASE PRICE"). The Initial Purchase Price and the Final Purchase Price shall be payable as provided in Section 2.3. All amounts set forth in this Agreement shall be in United States Dollars, unless otherwise stated.

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            2.1.2    Sellers shall provide written notice of the Estimated
External Cash/Debt Balance to Purchaser at least five (5) days prior to the Closing Date.

            2.1.3 Sellers shall provide written notice of the Estimated Final Intercompany Payables and the Estimated Final Intercompany Receivables to Purchaser at least ten (10) days prior to the Closing Date. The parties agree and acknowledge that written notice of the Estimated Final Intercompany Payables and Estimated Final Intercompany Receivables shall be set forth in sufficient detail to permit Purchaser to determine Estimated Netting Tax Amount as set forth in the following sentence. Based on the Estimated Final Intercompany Payables and Estimated Final Intercompany Receivables, Purchaser shall estimate the amount of Taxes in respect of periods other than Pre-Closing Tax Periods to be paid by Purchaser or its Affiliates (including each Company and Subsidiary) in connection with netting Final Intercompany Receivables and Final Intercompany Payables pursuant to Section 2.2.2.3 of this Agreement (e.g., as a result of the deemed distribution of cash or deemed distribution of Intercompany Receivables from any Company or Subsidiary to Purchaser or its Affiliates, including each Company and Subsidiary) and provide Sellers with written notice of such estimate (the "Estimated Netting Tax Amount") at least two (2) days prior to the Closing Date.

     2.2    ADJUSTMENT OF INITIAL PURCHASE PRICE.

            2.2.1 Final Trade Working Capital, Final External Cash/Debt Balance, Final Intercompany Payables, Final Intercompany Receivables and Final Netting Tax Amount shall be determined as set forth in this Section 2.2.1.

                   2.2.1.1 Purchaser shall prepare and deliver to Sellers, within thirty (30) days after the Closing, the Closing Management Accounts, which shall be prepared in accordance with the Accounting Principles.

                   2.2.1.2 Purchaser also shall prepare and deliver to Sellers, within forty-five (45) days after the Closing, a post-Closing purchase price adjustment statement (the "ADJUSTMENT STATEMENT") detailing Purchaser's determination of: (i) Final Trade Working Capital, (ii) Final External Cash/Debt Balance, (iii) Final Intercompany Payables and Final Intercompany Receivables and (iv) Final Netting Tax Amount. The Adjustment Statement shall be prepared based upon the Closing Management Accounts, adjusted as necessary in accordance with the Accounting Principles, and including, but not limited to, the following adjustments:

                            2.2.1.2.1  the Final External Cash/Debt Balance
shall be calculated converting the cash/debt balances of each Company or Subsidiary, in respect of which the management accounts are not expressed in U.S. dollars, into U.S. dollars at the closing mid-point U.S. dollar spot rate shown in the Financial Times published on the first Business Day following Closing; and

                            2.2.1.2.2  the Final Intercompany Payables and Final
Intercompany Receivables and Final Netting Tax Amount in respect of each Company or Subsidiary, the management accounts of which are not expressed in U.S. dollars, shall be converted into U.S. dollars at the closing mid-point U.S. dollar spot rate shown in the Financial Times published on the first Business Day following Closing.

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            Any adjustments to the Closing Management Accounts other than those described above shall, for the avoidance of doubt, be applied in a mutually consistent manner to the calculation of: (i) the Final External Cash/Debt Balance and (ii) Final Trade Working Capital. Prior to the delivery to Sellers of the Closing Management Accounts and the Adjustment Statement, Sellers shall give Purchaser and its accountants and other appropriate personnel such assistance and access to the assets and books and records of Sellers and their Affiliates (to the extent relevant to the preparation of the Closing Management Accounts) as Purchaser or its accountants or other personnel may reasonably request during normal business hours in order to enable Purchaser to prepare the Closing Management Accounts and the Adjustment Statement. The Purchaser shall promptly deliver to the Sellers all such workpapers and other data used in the preparation of the Closing Management Accounts as may reasonably be requested by the Sellers.

                   2.2.1.3 The Adjustment Statement shall be final and binding on Purchaser and Sellers unless Sellers shall, within forty-five (45) days following the delivery of the Adjustment Statement, deliver to Purchaser written notice of objection (the "OBJECTION NOTICE") with respect to the Adjustment Statement. The Objection Notice shall specify in reasonable detail the disputed items on the Adjustment Statement and describe in reasonable detail the basis for the disputed items.

                   2.2.1.4 If the Objection Notice is delivered, the parties shall consult with each other with respect to the disputed items and attempt in good faith to resolve the dispute. If the parties are unable to reach agreement within thirty (30) days after delivery of the Objection Notice, either Purchaser or Sellers may refer any unresolved disputed items to an accounting firm of national reputation selected by mutual agreement of Purchaser and Sellers, or if Purchaser and Sellers are unable to so agree, to Deloitte & Touche LLP (the "UNRELATED ACCOUNTING FIRM"). The Unrelated Accounting Firm shall be directed to render a written report as promptly as practicable and, in any event, within thirty (30) days on the unresolved disputed items and to resolve only those issues of dispute set forth in the Objection Notice. The Unrelated Accounting Firm shall resolve such issues of dispute in accordance with the Accounting Principles. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by Sellers and Purchaser.

            2.2.2 In order to determine the Final Purchase Price, the Initial Purchase Price shall be adjusted in respect of (i) the Final Trade Working Capital, (ii) the Final External Cash/Debt Balance, (iii) the Final Net Intercompany Amount, and (iv) the Final Netting Tax Amount as set forth in this
Section 2.2.2:

                   2.2.2.1  FINAL TRADE WORKING CAPITAL ADJUSTMENT.

                            2.2.2.1.1  If the amount of Final Trade Working
Capital determined in accordance with Section 2.2.1 is less than the Baseline Trade Working Capital, the Initial Purchase Price shall be decreased by an amount equal to such deficit.

                            2.2.2.1.2  If the amount of the Final Trade Working
Capital is greater than the Baseline Trade Working Capital, the Initial Purchase Price shall be increased by

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an amount equal to the lesser of (i) such excess or (ii) Twelve Million Five
Hundred Thousand Dollars ($12.5 million).

                   2.2.2.2  FINAL EXTERNAL CASH/DEBT BALANCE ADJUSTMENT.

                            2.2.2.2.1  If the amount of the Final External
Cash/Debt Balance determined in accordance with Section 2.2.1 is less than the Estimated External Cash/Debt Balance, the Initial Purchase Price shall be decreased by an amount equal to the difference.

                            2.2.2.2.2  If the amount of the Final External
Cash/Debt Balance determined in accordance with Section 2.2.1 is greater than the Estimated External Cash/Debt Balance, the Initial Purchase Price shall be increased by an amount equal to the difference.

                   2.2.2.3 Final Intercompany Amount Adjustment. Final Intercompany Receivables and Final Intercompany Payables shall be netted as of the Closing, and the resulting amount shall be referred to herein as the "Final Net Intercompany Amount." If the Final Net Intercompany Amount is a payable (ie, such netting results in a payable owing by the Company and the Subsidiaries to Invensys and its Affiliates other than the Company and the Subsidiaries), it shall be deducted from the Initial Purchase Price and such amount shall be paid at Closing by Purchaser in satisfaction of such payable. If the Final Net Intercompany Amount is a receivable (ie, such netting results in a payable owing by Invensys or its Affiliates, other than the Company and its Subsidiaries, to the Company and Subsidiaries), it shall be added to the Initial Purchase Price and such amount shall be paid at Closing by Seller in satisfaction of such receivable. The parties acknowledge that the netting of Final Intercompany Receivables and Final Intercompany Payables, the payment of the Final Net Intercompany Amount (whether a payable or a receivable), and the resulting adjustment to the Initial Purchase Price, will always be non-cash adjustments, and, by means of the process referred to in this Section 2.2.2.3, as of the Closing, the Final Intercompany Payables and Final Intercompany Receivables shall be extinguished and released.

                   2.2.2.4  FINAL NETTING TAX AMOUNT.

                            2.2.2.4.1  if the Final Netting Tax Amount
determined in accordance with Section 2.2.1 is less than the Estimated Netting Tax Amount, the Initial Purchase Price shall be increased by an amount equal to the difference.

                            2.2.2.4.2  if the Final Netting Tax Amount
determined in accordance with Section 2.2.1 is greater than the Estimated Netting Tax Amount, the Initial Purchase Price shall be decreased by an amount equal to the difference.

     2.3    PAYMENT OF INITIAL AND FINAL PURCHASE PRICE.

            2.3.1 At the Closing, Purchaser shall pay to Invensys (as agent for Sellers) an amount equal to the Initial Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Invensys in writing at least three (3) Business Days prior to the Closing Date.

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            2.3.2    Within five (5) Business Days after the determination of
Final Trade Working Capital, Final External Cash/Debt Balance and the Final Netting Tax Amount in accordance with Sections 2.2.2.1, 2.2.2.2 and 2.2.2.4 Invensys (as agent for Sellers) shall pay to Purchaser, or Purchaser shall pay to Invensys (as agents for Sellers), as the case may be, the net amount of any adjustment to the Initial Purchase Price required pursuant to such Sections (the "ADJUSTMENT AMOUNT").

            2.3.3 Payment of the Adjustment Amount shall be made by wire transfer of immediately available funds to a single account designated in writing at least five (5) Business Days prior to such payment by Invensys or Purchaser, as the case may be, and shall be accompanied by a payment of interest determined by computing simple interest on the sum of the adjustments determined pursuant to Section 2.2.2.1 and Section 2.2.2.2, from the Closing Date to the date of payment(s), at the rate of interest announced publicly by JPMorgan Chase Bank from time to time as its "reference rate" (on the basis of a 360-day year) ("Applicable Rate").

     2.4    ALLOCATION OF FINAL PURCHASE PRICE.

            2.4.1 Sellers and Purchaser agree to allocate the Initial Purchase Price as adjusted for any amounts payable pursuant to Section 3.1(iv) among the Companies at or prior to the Closing, including allocating a portion of the Initial Purchase Price to the Excluded French Company if the French Shares are transferred at the Closing. Within thirty (30) days following the determination of the Adjustment Amount, or the determination that any adjustment must be made pursuant to Section 2.5 or 6.17, Sellers and Purchaser shall agree upon a revised purchase price allocation to reflect the Adjustment Amount and/or any adjustment which must be made pursuant to Section 2.5 or 6.17 in accordance with the character of each such adjustment and in a manner that is consistent with the allocation of the Initial Purchase Price.

            2.4.2 Neither Sellers, Purchaser nor any of their respective Affiliates shall file any Tax Return or other document or otherwise take, or agree to take, any position on any Tax Return which is inconsistent with the allocation determined pursuant to this Section 2.4, unless otherwise required by Law.

     2.5 ADDITIONAL EMPLOYEE BENEFITS PURCHASE PRICE ADJUSTMENT. In addition to the purchase price adjustments described in Section 2.2, the Initial Purchase Price shall be adjusted as follows:

            2.5.1 The parties acknowledge that if the Retiree Welfare Benefit Modification is implemented on the Closing Date effective January 1, 2003 as provided in Section 6.3.10, the Companies will achieve the reduction in the projected accumulated postretirement benefit obligation as defined in FASB No. 106 ("APBO") as calculated according to the assumptions and methodology set forth on Schedule 6.3.10 as of December 31, 2002 of $34,600,000 (the "ANTICIPATED SAVINGS"). To the extent that the Sellers have not taken all necessary actions to implement the Retiree Welfare Benefit Modification described on Schedule 6.3.10 on the Closing Date, effective January 1, 2003, the Purchase Price will be reduced, on the Closing Date, by an amount which is equal to sixty and seven tenths percent (60.7%) of the Anticipated Savings not achieved by the Retiree Welfare Benefit Modification. For purposes of

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calculating the adjustment in the Initial Purchase Price actually paid on the
Closing Date, the Anticipated Savings not achieved shall be calculated in good faith by an actuary selected by Purchaser ( the "Closing Date Calculation"). Thereafter the Anticipated Savings not achieved shall be calculated pursuant to the methodology set forth in Section 6.3.10 (the "Final Calculation") and the parties shall make a subsequent compensating payment (together with simple interest at the Applicable Rate to reflect any difference between the Closing Date Calculation and the Final Calculation. The parties acknowledge and agree that, in the event that any litigation is instituted against any Seller, the Companies, Purchaser or any of their respective Affiliates on or prior to the Closing Date that arises out of or relates to any portion of the Retiree Welfare Benefit Modification, and, as a result of such litigation, an Order has been issued by any court of competent jurisdiction or other Governmental Body restraining, enjoining or otherwise prohibiting the implementation or effectiveness of such Retiree Welfare Benefit Modification, and such Order is in effect as of the Closing, Sellers shall, for purposes of this Section 2.5, be deemed not to have effected such portion of the Retiree Welfare Benefit Modification; PROVIDED, HOWEVER, that if no such Order is in effect on the date that is eighteen (18) months after the Closing Date (the "NOTE DATE") and the Retiree Welfare Benefit Modification is thereupon made in whole or in part effective as of January 1, 2003, then on the Note Date Purchaser shall cause the entity holding 100% of the capital stock of Purchaser on the Closing Date to issue to Sellers a promissory note containing the terms set forth in Schedule 2.5.1, in principal amount equal to the reduction in the Initial Purchase Price resulting from such an Order being in effect as of the Closing to the extent of the additional portion of the Anticipated Savings realized subsequent to such Order on or prior to the Note Date.

            2.5.2 In the event the fair market value of the assets of Sellers' Salaried Trust transferred to Purchaser's Salaried Trust pursuant to
Section 6.3.7 (as finally determined pursuant to Section 6.3.7) exceeds 85% of the ABO as calculated according to the assumptions set forth on Schedule 6.3.7.3 of the Salaried Pension Transferees as of January 1, 2003 (the "PENSION DETERMINATION DATE") (together with the adjustment as set forth in Section 6.3.7.5), the Initial Purchase Price shall be increased by the lesser of the amount of (i) such excess or (ii) $4,000,000. In the event that 85% of the ABO of the Salaried Pension Transferees as of the Pension Determination Date (together with adjustment as set forth in Section 6.3.7.5) exceeds the fair market value of the assets of Sellers' Salaried Trust transferred to Purchaser's Salaried Trust pursuant to Section 6.3.7 (as finally determined pursuant to Section 6.3.7), the Initial Purchase Price shall be reduced by the amount of such excess. The purchase price adjustment shall be effected on the date of final determination of the fair market value of the assets of Seller's Salaried Trust transferred to Purchaser's Salaried Trust pursuant to Section 6.3.7 by wire transfer of the amount of the adjustment by the party required to pay such adjustment.

                                    ARTICLE 3

                             CLOSING AND TERMINATION

     3.1 CLOSING DATE. The closing of the sale and purchase of the Shares (the "CLOSING") shall take place at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m., New York City time, on a date selected by Purchaser, which date shall not be earlier than the first Business Day after the conditions to closing set forth in Section 7.1,
Section 7.2 and Section 7.3 (other than those to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived by the party entitled to waive such conditions and not later than January 31, 2003 (PROVIDED that the conditions to Closing set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied or waived by the party entitled to waive such condition), or on such other date after such satisfaction or waiver and at such other time and place upon which Sellers and Purchaser shall agree (which time and place are designated as the "CLOSING DATE"); provided, however, that, in the event that (i) Sellers shall have delivered to Purchaser the Requisite June Financial Information on or before October 10, 2002, which Requisite June Financial Information shall be in Partially Useable Form, (ii) Sellers shall have delivered to Purchaser the Requisite September Financial Information on or before October 21, 2002, which Requisite September Financial Information shall be in Useable Form, (iii) Sellers notify Purchaser in writing on or before December 16, 2002 that Sellers desire the Closing to occur on or before December 31, 2002 and (iv) Sellers pay to Purchaser simultaneously with the Closing two and one-half percent (2.5%) of the principal amount of the Bridge Loans (as defined in the Commitment Letters), plus the amount of any ticking fee payable pursuant to the Commitment Letters through the period ended December 31, 2002, by wire transfer of immediately available funds, then the Closing Date shall be the date selected by Purchaser, which date shall not be earlier than the first Business Day after the conditions set forth in Section 7.1, Section 7.2 and
Section 7.3 have been satisfied or waived by the party entitled to waive such condition and not later than December 31, 2002 (PROVIDED that the conditions to Closing set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied or waived by the party entitled to waive such condition).

     3.2 TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the Closing as follows:

            3.2.1 at the election of either Sellers or Purchaser on or after February 15, 2003, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

            3.2.2    by mutual written consent of Sellers and Purchaser; or

            3.2.3 at the election of either Sellers or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any appealable adverse determination (and pursue such appeal with reasonable diligence).

     3.3 PROCEDURE UPON TERMINATION. In the event Purchaser or Sellers, or both, elect to terminate this Agreement pursuant to Section 3.2, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase and sale of the Shares hereunder shall be abandoned, without further action by Purchaser or Sellers. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

     3.4 EFFECT OF TERMINATION. In the event this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser, the Companies or any Seller; PROVIDED, HOWEVER, that the obligations of the parties set forth in this Section 3.4, and in Section 6.5 and Section 10.3, shall survive any such termination and shall be enforceable hereunder; PROVIDED, FURTHER, that nothing in this Section 3.4 shall relieve Purchaser or any Seller of any liability for a breach of this Agreement.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

            Sellers hereby jointly and severally represent and warrant to Purchaser that:

     4.1 ORGANIZATION AND GOOD STANDING. Each Company and each Seller is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth above or on Annex A and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Company is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where the failure to be so qualified would have a Company Material Adverse Effect.

     4.2 AUTHORIZATION OF AGREEMENT. Each Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "SELLER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by each Seller and no other proceeding on any Seller's part is necessary to authorize the Seller Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each of the other Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller party thereto and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.3    CAPITALIZATION.

            4.3.1 The (i) authorized capital stock, (ii) par value per share, and (iii) number of issued and outstanding shares of capital stock of each of the Companies are as set forth on Annex A. Except as set forth on Schedule 4.3.1, no shares of capital stock of any Company are held by such Company as treasury stock. Sellers are the record and beneficial owners of the Shares in the amounts set forth on Annex A, free and clear of any and all Liens, and, except as shown on Annex A, the Shares constitute all of the issued and outstanding capital stock of the Companies. There is no other class or series of capital stock authorized under any Company's certificate of incorporation or comparable organizational document.

            4.3.2 All of the Shares were duly authorized for issuance, are validly issued, fully paid and non-assessable, were not issued in violation of any preemptive rights created by statute, the certificate of incorporation or by-laws or comparable organizational document of any Company or any contract and are not subject to any such preemptive right.

            4.3.3 There is no existing option, warrant, call, right, commitment or other agreement of any character to which any Seller or Company is a party requiring, and there are no securities of any Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of a Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of a Company. None of Sellers or any Company is a party to any voting trust, stockholder agreement, proxy or other voting agreement with respect to any of the Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of any Company.

     4.4    SUBSIDIARIES AND REXNORD AFFILIATES.

            4.4.1 Schedule 4.4.1 hereto sets forth the name of each Subsidiary and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned (directly or indirectly) by any Company are owned by it free and clear of any and all Liens, except as set forth in Schedule 4.4.1 hereto. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary or other equity security of any Subsidiary. No Company or any Subsidiary is a party to any voting trust, stockholder agreement, proxy or other voting agreement with respect to any of the Shares or other equity interests of any Subsidiary or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of any Subsidiary. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where the failure to be so qualified would have a Company Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to own its properties and carry on its business as presently conducted.

            4.4.2 Schedule 4.4.2 hereto sets forth the name of each entity in which a Company or a Subsidiary owns less than a majority of the outstanding voting securities or other voting equity interests (each a "REXNORD AFFILIATE") and, with respect to each such entity, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock and, to the Knowledge of Sellers, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The shares of capital stock or equity interests of each Rexnord Affiliate held by a Company or a Subsidiary have been validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by any Company or Subsidiary are owned by it free and clear of any and all Liens, except as set forth in Schedule 4.4.2 hereto. With respect to the voting securities or other voting equity interests in a Rexnord Affiliate owned by a Company or a Subsidiary, there are no existing options, warrants, calls, commitments or agreements requiring the issuance of any additional shares of capital stock or other equity interests of such Rexnord Affiliate or other securities convertible into shares of capital stock or other equity interests of such Rexnord Affiliate. The voting securities or other voting equity interests in the Rexnord Affiliates owned by a Company or a Subsidiary are not subject to any voting trust, stockholder agreement, proxy or other voting agreement. To the Knowledge of Sellers, without any investigation, there is no existing option, warrant, call, commitment or agreement to which any Rexnord Affiliate is a party requiring, and there are no convertible securities of any Rexnord Affiliate outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Rexnord Affiliate or other securities convertible into shares of capital stock or other equity interests of any Rexnord Affiliate or other equity security of any Rexnord Affiliate and no such Rexnord Affiliate is a party to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of any such entity.

            4.4.3 To the Knowledge of Sellers, without any investigation, each Rexnord Affiliate is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on Schedule 4.4.2 and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Rexnord Affiliate is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

     4.5 CORPORATE RECORDS. Sellers have made available to Purchaser true, correct and complete copies of the certificates of incorporation and the by-laws or comparable organizational documents of each Company and each Subsidiary.

     4.6    CONFLICTS; CONSENTS OF THIRD PARTIES.

            4.6.1 Except as set forth on Schedule 4.6.1 or Schedule 4.14.1, none of the execution, delivery and performance by any Seller of this Agreement and the other Seller Documents, the consummation of the transactions contemplated hereby, or compliance by any Seller with any of the provisions hereof or thereof will, directly or indirectly, (i) violate, conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of any Seller, any Company, any Subsidiary or any Rexnord Affiliate; (ii) conflict with (in any material respect), violate (in any material respect), result in the material breach or termination of, constitute a default under, accelerate the maturity or performance of, or cancel, terminate or materially modify, or adversely change any Material Contract or any license agreement related to the Rexnord Business Licensed Intellectual Property; (iii) violate any statute, rule, regulation, Order or decree of any Governmental Body or authority by which any Company, any Subsidiary, any Rexnord Affiliate or any Seller is bound; or (iv) result in the creation of any Lien upon the material properties or assets of any Company or any Subsidiary.

            4.6.2 Except as set forth on Schedule 4.6.2, no material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of any Company, any Subsidiary, any Seller or any of their Affiliates in connection with the execution and delivery of this Agreement or the other Seller Documents, or the compliance by each Seller or Company as the case may be, with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

     4.7 OWNERSHIP AND TRANSFER OF SHARES. Each Seller is the record and beneficial owner of the Shares indicated as being owned by such Seller on Annex A, free and clear of any and all Liens. Each Seller has the corporate power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

     4.8    FINANCIAL STATEMENTS. Attached hereto as Schedule 4.8 is a copy of
(a) the audited combined balance sheets of the Companies and the Subsidiaries at March 31, 2001 and 2002 and the combined statements of operations, invested capital and cash flows of the Companies and the Subsidiaries for the years ended March 31, 2000, 2001 and 2002, together with the related auditor's reports thereon (collectively, the "AUDITED FINANCIAL STATEMENTS") and (b) the unaudited combined balance sheet of the Companies and the Subsidiaries at June 30, 2002 (the "INTERIM BALANCE SHEET") and the combined statement of operations of the Companies and the Subsidiaries for the three-month period ending June 30 2002, (collectively, the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements." The Audited Financial Statements have been prepared in accordance with U.S. GAAP. The Audited Financial Statements fairly present, in all material respects, the combined financial condition and results of operations of the Companies and the Subsidiaries as of and for the periods to which they relate. The Interim Financial Statements have been prepared in accordance with normal practice, under accounting policies consistent with generally accepted accounting principles in the United Kingdom and reasonably reflect in all material respects the combined financial condition and results of operations of the Companies and the Subsidiaries, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to the Companies and the Subsidiaries, taken as a whole) and the absence of notes. For the purposes hereof, the combined balance sheet of the Rexnord Business, which is included in the Financial Statements, as at March 31, 2002 is referred to as the "BALANCE SHEET" and March 31, 2002 is referred to as the "BALANCE SHEET DATE."

     4.9 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.9, no Company and no Subsidiary has any indebtedness, obligations or liabilities of any kind required by U.S. GAAP to be reflected on a balance sheet prepared in accordance with U.S. GAAP (or disclosed in the footnotes thereto) that was not fully reflected or reserved for in the Balance Sheet other than any indebtedness, obligations or liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date (all of which are current liabilities similar in type to those reflected on the Balance Sheet).

     4.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except as contemplated by or in connection with this Agreement or set forth on Schedule 4.10, since the Balance Sheet Date:

            4.10.1 there has not been any damage, destruction or loss whether or not covered by insurance, with respect to the property and assets of the Companies or the Subsidiaries having a replacement cost of more than Seven Hundred Fifty Thousand Dollars ($750,000) for any single loss;

            4.10.2 there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of any Company or any Subsidiary, or any repurchase, redemption or other acquisition by any Seller or any Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, any Company or any Subsidiary;

            4.10.3 there has not been any material change by any Company or any Subsidiary in accounting or Tax reporting principles, methods or policies;

            4.10.4 no Company and no Subsidiary has entered into any transaction or Contract involving the expenditure of more than Seven Hundred Fifty Thousand Dollars ($750,000) or conducted its business other than in the ordinary course of business consistent with past practice;

            4.10.5 no Company and no Subsidiary has made any material loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Seller or any Affiliate of any Seller other than in the ordinary course of business consistent with past practice;

            4.10.6 no Company and no Subsidiary has mortgaged, pledged or subjected to any Lien any asset, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets for which the aggregate consideration paid or payable in any individual transaction was in excess of Fifty Thousand Dollars ($50,000) (through merger or otherwise), and no Company and no Subsidiary has mortgaged, pledged or subjected to any Lien any asset or sold, assigned, transferred, conveyed, leased or otherwise disposed of any asset in any transaction with Invensys or any Affiliate of Invensys (other than a Company or a Subsidiary) other than on an arms' length basis, except for assets acquired and inventory and obsolete equipment sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

            4.10.7 no Company and no Subsidiary has canceled or compromised any debt or claim with a value, individually or in the aggregate, exceeding Five Hundred Thousand

Dollars ($500,000) or amended, canceled, terminated, relinquished, waived or released any Contract or right involving the expenditure of more than Five Hundred Thousand Dollars ($500,000);

            4.10.8 no Company and no Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of Seven Hundred Fifty Thousand Dollars ($750,000), other than in the ordinary course of business or except as is consistent with the Capital Expenditure Budget;

            4.10.9 no Company and no Subsidiary has instituted or settled any Legal Proceeding in which equitable relief was sought or in which claimed damages exceeded Seven Hundred Fifty Thousand Dollars ($750,000);

            4.10.10 there has not been any (i) increase in the compensation payable or to become payable by any Company or any Subsidiary to any of their respective officers, employees or agents (collectively, "PERSONNEL") whose annual base salary for services rendered to the Company or the Subsidiaries is currently at a rate of more than $100,000 (except for normal periodic increases in the ordinary course of business consistent with past practice), (ii) bonus, incentive compensation, service award or other like benefits granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel (except for payments made, or benefits granted, pursuant to existing plans and arrangements described in Schedule 4.16.1 hereto), (iii) employee welfare, pension, retirement, profit-sharing, insurance or similar payments or arrangements made or agreed to by any Company or any Subsidiary for any Personnel (except pursuant to the existing plans and arrangements described in Schedule 4.16.1 hereto) or (iv) new employment (relating to an employee who would be included in the group of employees described in clause (i) above), severance, termination, non-competition, non-solicitation or confidentiality or similar agreements entered into to which any Company or any Subsidiary is a party;

            4.10.11 no Company and no Subsidiary has failed to operate the business of such Company or Subsidiary in the ordinary course (including granting any customer or distributor discounts outside the ordinary course) so as to use reasonable efforts to preserve the business intact, to keep available the services of the Personnel, and to preserve the goodwill of the suppliers, customers and others having business relations with such Company or Subsidiary;

            4.10.12 the Companies and the Subsidiaries have not failed to make capital expenditures materially in accordance with the capital expenditure budget set forth on Schedule 4.10.12 (the "CAPITAL EXPENDITURE BUDGET");

            4.10.13 no Company and no Subsidiary has, on or after July 30, 2002, (a) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in each case, to or for any director or executive officer, or (b) made any material modification to any term of any extension of credit or any renewal of any such extension of credit to or for any director or executive officer; and

            4.10.14 there has not been any Company Material Adverse Effect and no event has occurred or circumstances exist that might reasonably be expected to result in such a Company Material Adverse Effect.

     4.11   CERTAIN TAX MATTERS. Except as set forth on Schedule 4.11:

            4.11.1 (i) All material Tax Returns required to be filed by, on behalf of or with respect to any Company or any Subsidiary have been filed in a timely manner (within any applicable extension periods) and all such Tax Returns are complete and accurate in all material respects, (ii) all Taxes shown to be due on such Tax Returns have been timely paid in full or will be timely paid in full by the due date thereof, (iii) there are no Tax Liens on the assets of the Companies or the Subsidiaries, and (iv) no Tax deficiency or claims are being asserted in writing with respect to any Taxes of the Companies or Subsidiaries;

            4.11.2 (i) None of the Companies or Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations,
(ii) no property of the Companies or Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code or "tax exempt bond financed property" within the meaning of Section 168(g) of the Code, (iii) no Company and no Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 and (iv) none of the assets of the Companies or the Subsidiaries is subject to a Section 467 rental agreement as defined in
Section 467 of the Code;

            4.11.3 None of the Companies has been a "United States real property holding corporation" within the meaning of Section 897 of the Code during the shorter of (i) the period during which Sellers owned the Shares, or
(ii) the 5-year period ending on the Closing Date;

            4.11.4 The Companies and Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation, distributions and any other applicable payments and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;

            4.11.5   Sellers have made available to Purchaser complete copies of
(i) all material income or franchise Tax Returns of the Companies or the Subsidiaries (or, in the case of Tax Returns filed for an affiliated group, the portion of such consolidated Tax Returns relating to the Companies or the Subsidiaries) relating to the taxable periods ending after January 1, 1999 and
(ii) the portions of any audit report issued within the last three years relating to any Taxes due from any Company or any Subsidiary;

            4.11.6 There are no audits or investigations by any taxing authority of any Company or Subsidiary in progress and, to the Knowledge of Sellers, no written notice has been received that a taxing authority intends to commence any such audit or investigation;

            4.11.7 No Company and no Subsidiary is a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing;

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            4.11.8   There are no agreements in effect to extend or waive the
period of limitations for the assessment or collection of any Tax for which the Companies or the Subsidiaries may be liable other than statutory extensions with respect to which Tax Returns have been filed by the extended due date. No claim has been made in a jurisdiction where the Companies or the Subsidiaries do not file Tax Returns that any Company or Subsidiary is or may be subject to taxation by that jurisdiction. None of the Companies or the Subsidiaries has (i) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement or (ii) made, is obligated, or is a party to any agreement that could obligate it to make, any payments that will not be (or are not) deductible by reason of Section 280G of the Code. Neither the Companies nor the Subsidiaries have (i) entered into any transfer pricing agreements or other like arrangements with respect to any foreign jurisdiction or (ii) participated in or cooperated with an international boycott or have been requested to do so in connection with any transaction or proposed transaction. With respect to each Company or Subsidiary that used the LIFO method of accounting with respect to its inventory as of March 31, 2002, each such Company and Subsidiary (i) properly makes use of the LIFO method of accounting with respect to its inventory, (ii) has a valid LIFO election in effect, (iii) has not committed any acts that would cause a termination of such LIFO election and
(iv) has not entered into any transaction that would require the collapse of its historic base year layers. As of the Closing Date, none of the Company or the Subsidiaries shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income of the Company or the Subsidiaries that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, deferred intercompany transactions,
Section 481 of the Code or any comparable provisions of any other Tax Law; and

            4.11.9 None of the Companies or the Subsidiaries organized under the laws of a country other than the United States (the "FOREIGN COMPANIES") (i) has an investment in U.S. property within the meaning of section 956 of the Code, (ii) is engaged in a United States trade or business for U.S. federal income tax purposes, (iii) is a passive foreign investment company within the meaning of the Code or (iv) is a foreign investment company within the meaning of the Code. Purchaser would not be required to include any amounts in gross income that is material in amount with respect to any of the Foreign Companies pursuant to Section 951 of the Code if the taxable year of any such Foreign Company were deemed to end on the day after the Closing Date, but not taking into account any activities or income of any such Foreign Company on such day.

     4.12 REAL PROPERTY. Schedule 4.12 sets forth a complete list of (i) all real property and interests in real property owned in fee by the Companies and the Subsidiaries (individually, an "OWNED PROPERTY" and collectively, the "OWNED PROPERTIES"), and (ii) all real property and interests in real property leased by the Companies and the Subsidiaries (other than real property leases relating to office or storage facilities for which the annual rental payments are equal to or less than Fifteen Thousand Dollars ($15,000)) (individually, a "REAL PROPERTY LEASE" and the real properties specified in such leases, together with the Owned Properties, being referred to herein individually as a "COMPANY PROPERTY" and collectively as the "COMPANY PROPERTIES") as lessee or lessor. A Company or a Subsidiary has good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except: (i) Liens set forth on Schedule 4.12, (ii) Permitted Exceptions and (iii) such imperfections of title and Liens as do not materially detract from or materially interfere with the use or value of the properties subject thereto or affected thereby, or otherwise materially impair the business operations involving such properties. A Company or a Subsidiary has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), neither any Company nor any Subsidiary is in material default or material breach of any Real Property Lease and, to the Knowledge of Sellers, no other party is in such default or breach of any Real Property Lease and no Company and no Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a material default by any Company or any Subsidiary under any of the Real Property Leases.

     4.13 TANGIBLE PERSONAL PROPERTY. Except as set forth on Schedule 4.13, a Company or a Subsidiary: (i) has good and valid title to all tangible personal property that is currently employed by it in the conduct of its business as presently conducted and which is material to the conduct of the Rexnord Business, free and clear of all Liens other than Permitted Exceptions and (ii) upon consummation of the transactions contemplated by this Agreement, will be entitled to continue to use all such tangible personal property. Such tangible personal property, in the aggregate, is in reasonable condition and repair (reasonable wear and tear excepted), and is suitable in all material respects for the purposes for which it is presently used.

     4.14   TECHNOLOGY AND INTELLECTUAL PROPERTY.

            4.14.1 Schedule 4.14.1 lists (i) all U.S. and foreign patents, registered copyrights, registered trademarks and pending applications therefore included in the Rexnord Business Intellectual Property and (ii) all Rexnord Business Licensed Intellectual Property and all material license agreements entered into by the Companies and/or the Subsidiaries related to such Rexnord Business Licensed Intellectual Property. Except for commercially available "off the shelf" software licenses acquired at a cost of less than $10,000 individually, the Rexnord Business Intellectual Property and the Rexnord Business Licensed Intellectual Property, together with the Rexnord Affiliate Owned Intellectual Property and Rexnord Affiliate Licensed Intellectual Property set forth in Schedule 4.14.6, and the trademarks and trade names licensed under the Trademark and Trade Name License Agreement as set forth in Section 6.7 below, constitute all the material Intellectual Property necessary to conduct the Rexnord Business as conducted up to and through the Closing Date. The Companies and the Subsidiaries own or otherwise possess valid and enforceable rights to use all Intellectual Property and Technology currently used in their respective businesses as conducted up to and through the Closing Date.

            4.14.2 Except as shown in Schedule 4.14.2, the Companies and the Subsidiaries are the sole and exclusive owners of the Rexnord Business Intellectual Property, and no other person or entity has any claim of ownership with respect to the Rexnord Business Intellectual Property.

            4.14.3 Except as shown in Schedule 4.14.3, the Companies and the Subsidiaries have not previously assigned, transferred, conveyed or otherwise encumbered their right, title and interest in the Rexnord Business Intellectual Property or the Rexnord Business Licensed Intellectual Property.

            4.14.4 Except as shown in Schedule 4.14.4, or as noted in Schedule 4.14.1, the material Rexnord Business Intellectual Property is valid and subsisting, is not invalid or unenforceable in whole or in part, and is not the subject of any challenge. Except as set forth on Schedule 4.14.4, all of the license agreements entered into by the Companies and/or the Subsidiaries related to the Rexnord Business Intellectual Property and Rexnord Business Licensed Intellectual Property (i) are in full force and effect and are the legal, valid and binding obligations of a Company and/or a Subsidiary, enforceable against it/them and, to the Knowledge of Sellers, against the other third parties thereto, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.14.4, no Company and no Subsidiary is in material breach or material default under any such license agreement and, to the Knowledge of Sellers, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material breach or a material default by any Company or any Subsidiary under any such license agreement or, to the Knowledge of Sellers, any other party thereto, and no Company or Subsidiary has received any written notice that it is in default in any material respect under any such license agreement, nor, to the Knowledge of Sellers, is any other party to any such license agreement in default thereunder in any material respect. Other than licenses for "off-the-shelf" software listed on Schedule 4.14.1, Sellers have delivered or otherwise made available to Purchaser true, correct and complete copies of such license agreements.

            4.14.5 Except as shown in Schedule 4.14.5, to the Knowledge of Sellers, no third party is currently violating or infringing upon any of the Companies' or the Subsidiaries' rights in the Rexnord Business Intellectual Property in any material respect.

            4.14.6 Schedule 4.14.6 sets forth all Rexnord Affiliate Owned Intellectual Property and Rexnord Affiliate Licensed Intellectual Property. Except as set forth in Schedule 4.14.6, there exist no restrictions on the transfer of the Rexnord Affiliate Licensed Intellectual Property. Except as provided in Schedule 4.14.6, each relevant Company or Subsidiary has, or prior to Closing will be granted, royalty-free licenses to the Rexnord Affiliate Owned Intellectual Property and Rexnord Affiliate Licensed Intellectual Property sufficient for the conduct of the business of the relevant Company or Subsidiary as conducted up to and through the Closing Date. With respect to the Rexnord Affiliate Licensed Intellectual Property, each such license shall be for the maximum permissible term under the respective license agreement.

            4.14.7 Except as shown in Schedule 4.14.7, no Company and no Subsidiary is under any obligation to pay any royalties or similar payments in connection with any license to any Company or any Subsidiary.

            4.14.8 Except as shown in Schedule 4.14.8, to the Knowledge of Sellers, the businesses of the Rexnord Business as conducted up to and through the Closing Date do not violate or infringe the Intellectual Property of any third party.

     4.15 MATERIAL CONTRACTS. Schedule 4.15 sets forth all of the following Contracts to which any Company or any Subsidiary is a party or by which it is bound (collectively, the "MATERIAL CONTRACTS"):

            4.15.1 Contracts with any Seller or any Affiliate of any Seller, which were not entered into on an arms' length basis or which involve payments in excess of Two Hundred Thousand Dollars ($200,000) and are not immediately terminable without penalty;

            4.15.2 Contracts for the sale of any of the assets of any Company or any Subsidiary other than in the ordinary course of business or for the grant to any Person of any rights to purchase any of its assets in each case for consideration in excess of Two Hundred Thousand Dollars ($200,000);

            4.15.3 Joint venture, partnership or limited liability company agreements or other agreements (however named) involving a sharing of profits, losses, costs or liabilities with any other Person;

            4.15.4 Contracts containing covenants of any Company or any Subsidiary not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with any Company or any Subsidiary in any line of business or in any geographical area;

            4.15.5 Contracts relating to the acquisition or disposition by any Company or any Subsidiary of any operating business or the capital stock of any other Person, in each case, for consideration in excess of Seven Hundred Fifty Thousand Dollars ($750,000);

            4.15.6 Contracts relating to any Indebtedness (including capital leases in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate), guarantee, loan, letter of credit, surety bond (in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate) or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing entered into by any Company or any Subsidiary;

            4.15.7 Any other Contracts, other than Real Property Leases, which involve the expenditure of more than Two Hundred Thousand Dollars ($200,000) in the aggregate that are not terminable by a Company or Subsidiary without penalty on less than ninety (90) days' notice;

            4.15.8 Leases, rental agreements, licenses, installment and conditional sale agreements, and other Contracts or arrangements affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and involving aggregate payments in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any one year; and

            4.15.9 Collective bargaining agreements and written employment or severance agreements to which any Company or any Subsidiary is a party with respect to any employee or former employee of any Company or any Subsidiary employed in connection with the conduct of the Rexnord Business whose compensation or benefits during the fiscal year ended March 31, 2002 exceeded One Hundred Thousand Dollars ($100,000) and which may not be terminated at will, or by giving notice of thirty (30) days or less, without cost or penalty.

            Except as set forth on Schedule 4.15, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligations of a Company and/or a Subsidiary, enforceable against it/them and, to the Knowledge of Sellers, against the other third parties thereto, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.15, no Company and no Subsidiary is in material breach or material default under any Material Contract and, to the Knowledge of Sellers, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material breach or a material default by any Company or any Subsidiary under the Material Contracts or, to the Knowledge of Sellers, any other party thereto, and no Company or Subsidiary has received any written notice that it is in default in any material respect under any Material Contract, nor, to the Knowledge of Sellers, is any other party to any Material Contract in default thereunder in any material respect.

            Sellers have delivered or otherwise made available to Purchaser true, correct and complete copies of the Material Contracts.

     4.16   EMPLOYEE BENEFITS.

            4.16.1 Schedule 4.16.1 sets forth all written and material oral "employee benefit plans," (as defined in Section 3(3) of ERISA) and all other plans, agreements, programs or arrangements including, without limitation, stock option, stock purchase, or other equity-based compensation plans or arrangements, in each case providing compensation or other benefits with respect to any current or former employee, director, officer or consultant of any Company or Subsidiary of any Company, or of any employees of Sellers whose employment relates primarily to a Company or a Subsidiary or a Rexnord Business which are or within the past six plan years preceding the Closing Date have been maintained or contributed to by Seller, any Company, or any Subsidiary, or with respect to which Seller, any Company, or any Subsidiary is or was obligated to contribute thereunder or has any obligation or liability (the "INVENSYS PLANS") which are the only plans, programs, or arrangements covering any such current or former employee, director, officer or consultant of any Company or Subsidiary of any Company or Seller. Schedule 4.16.1 separately identifies each Invensys Plan sponsored or which will be maintained by any Company or any Subsidiary after the Closing Date (the "COMPANY PLANS"). Schedule 4.16.1 separately identifies each Invensys Plan which is a plan that is maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens ("NON-U.S. PLANS").

            4.16.2 True, correct and complete copies of the following documents, with respect to each of the Invensys Plans, if applicable, have been made available or delivered to

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

Purchaser: (i) any plans and related trust documents, and amendments thereto;
(ii) Forms 5500 for the past two years; (iii) the last Internal Revenue Service determination letter, if applicable; (iv) the most recent actuarial report; (v) summary plan descriptions, summaries of material modifications, and any other written communications which have been distributed to such Invensys Plan's participants; (vi) written description of any unwritten plans; and (vii) all annuity contracts or other funding instruments.

            4.16.3 The Invensys Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service to be so qualified, and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the Code the remedial amendment period of which has not yet expired) which is reasonably likely to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

            4.16.4 The Company Plans, other than Non-U.S. Plans, (including after giving effect to the Retiree Welfare Benefit Modification) have been maintained in all material respects in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations and can be amended or terminated at any time other than as precluded by any collective bargaining agreement or the National Labor Relations Act.

            4.16.5 With respect to each Company Plan that is a Non-U.S. Plan, all employer and employee contributions required by law or by the terms of such Non-U.S. Plan have been made, or, if applicable, accrued in accordance with the Company's normal accounting practices and each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

            4.16.6 Except as disclosed on Schedule 4.16.6, with respect to each Company Plan which is not a Non-U.S. Plan and which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA (each, a "PENSION PLAN"):

                   4.16.6.1 The funding method used in connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. Schedule 4.16.6 sets forth as of the last day of the last plan year the "fair market value of assets" and the "amount of unfunded current liability" as defined in Section 412(l) of the Code. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in
Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. None of any Seller, any Company, nor any Subsidiary has failed to pay when due any "required installment", within the meaning of Section 412(m) of the Code and
Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. None of any Seller, any Company, nor any Subsidiary is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. None of any Seller, any Company, nor any Subsidiary has any liability for unpaid contributions with respect to any Pension Plan or employee benefit plan of any foreign government.

                   4.16.6.2 None of any Seller, any Company, nor any Subsidiary is required to provide security to a Pension Plan under Section 401(a)(29) of the Code.

                   4.16.6.3 Each Company (or Sellers, if applicable) has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. None of any Seller, any Company, nor any Subsidiary has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(c) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan and no such reportable event is expected to occur as a result of consummation of the transactions contemplated by this Agreement, and none of any Seller, any Company, nor any Subsidiary is subject to Section 4043(b) of ERISA and no analogous event has occurred under applicable foreign law. No filing has been made by any Seller, any Company, nor any Subsidiary with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. None of any Seller, any Company, nor any Subsidiary has, at any time, (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA or analogous foreign law, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or analogous foreign law, or (iii) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA or analogous foreign law to which any Seller, any Company, or any Subsidiary made contributions during the six years prior to the Closing Date.

                   4.16.6.4 No Company or Subsidiary has incurred or will incur any actual or contingent liability with respect to any Invensys Plan or otherwise, including any withdrawal liability, or be required to make any contributions to a multiemployer plan, as a result of any of them being members of a "controlled group" of corporations, or treated as a single employer with, Seller within the meaning of Section 414(b), 414(c), 414(m) or 414(n) of the Code arising from or incurred with respect to any period prior to the Closing Date.

            4.16.7 With respect to each Company Plan which is not a Non-U.S. Plan and which is a "Multiemployer Plan" within the meaning of Section 3(37) of ERISA (each, a "MULTIEMPLOYER PLAN"):

                   4.16.7.1 None of any Seller, any Company, nor any Subsidiary has, within the six (6) years preceding the Closing, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of any Seller, any Company, or any Subsidiary. None of any Seller, any Company, nor any Subsidiary has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

                   4.16.7.2 All contributions required to be made by any Seller, any Company, nor any Subsidiary of each to each Multiemployer Plan have been made when due.

                   4.16.7.3 If, as of the Closing Date, Sellers, the Companies, and all Subsidiaries were to withdraw from all Multiemployer Plans, they would incur no liabilities to such plans under Title IV of ERISA or analogous foreign law.

                   4.16.7.4 To the Knowledge of Sellers, with respect to each Multiemployer Plan: (i) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of any Seller, any Company, nor any Subsidiary under Title IV of ERISA; (ii) no proceeding has been initiated by any person (including the PBGC) to terminate such Multiemployer Plan; (iii) a "mass withdrawal", as defined in PBGC Reg. Section 2640.7, with respect to such Multiemployer Plan has not occurred; (iv) none of any Seller, any Company, nor any Subsidiary has any reason to believe that such Multiemployer Plan will be terminated or will be reorganized under ERISA or that a "mass withdrawal", as defined in PBGC Reg. Section 2640.7, will occur with respect to such Multiemployer Plan; and (v) none of any Seller, any Company, nor any Subsidiary or expects to withdraw in a "complete withdrawal" or "partial withdrawal" from such Multiemployer Plan.

            4.16.8 Except as disclosed in Schedules 4.16.6, none of Purchaser, any Company, nor any Subsidiary shall incur any actual or contingent liability for any "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, from any Invensys Pension Plan which is a Multiemployer Plan or any liability under Sections 4062, 4063 or 4201 of ERISA as a result of the transactions contemplated in this Agreement.

            4.16.9 As of and including the Closing, Sellers, the Companies and the Subsidiaries shall have made all contributions and payments required to be made by each of them up to and including the Closing with respect to each Invensys Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to Purchaser by Sellers.

            4.16.10 Except as set forth on Schedule 4.16.10 hereto, none of any Seller, any Company, or any Subsidiary of each, or any Invensys Plan has any present or future obligation to make any payment to, or with respect to, any present or former employee of any Company or any Subsidiary pursuant to any retiree medical benefit plan or other retiree welfare plan.

            4.16.11 None of any Company nor any Subsidiary of any Company, nor any plan fiduciary of any Company Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under
Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. None of any Company nor any Subsidiary of any Company has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Company Plan nor been assessed any civil penalty under Section 502(l) of ERISA.

            4.16.12 There is no action, order (except Qualified Domestic Relations Orders), writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitrable action, governmental audit or investigation relating to or seeking benefits under any Company

Plan that is pending, threatened or anticipated against any Seller, any Company or any Subsidiary or any Company Plan, and to the Knowledge of Sellers, there exist no facts or circumstances that could give rise to any such action, writ, injunction, judgment, decree, claim, suit, litigation, proceeding, arbitrable action, audit or investigation.

            4.16.13 None of any Seller, any Company nor any Subsidiary of each has any announced plan or legally binding commitment to create any additional Invensys Plan or to amend or modify any existing Invensys Plan, except as provided herein or as required by law.

            4.16.14 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Company Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Company Plan or the acceleration or creation of any rights under any employment, retention, severance, parachute or change in control agreement).

            4.16.15 Each Invensys Plan which is not a Non-U.S. Plan and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in substantial compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

            4.16.16 On or immediately prior to September 13, 2002, Sellers contributed an additional $2,769,538 in cash to the Rexnord Union Pension Plan. No further contributions to the Rexnord Union Pension Plan are required until September 15, 2003.

            4.16.17 Sellers have provided Purchaser with a list of all Employees of the Companies, any Subsidiary and any Employee of Sellers whose employment relates primarily to a Company or a Subsidiary as of the last payroll date preceding the execution of this Agreement.

            4.16.18 Each Non-U.S. Plan complies, in form and operation, with all provisions of applicable law, except where any failure to do so has no reasonable likelihood of leading to the imposition of any material liability, penalty or Tax.

            4.16.19 Sellers have delivered to Purchaser separately identified employment contracts or the forms of employment contracts with respect to all Non-U.S. Employees whose annual cash compensation exceeds sixty thousand dollars ($60,000). Schedule 6.3.3 as described in Section 6.3.3 is complete and accurate in all respects.

            4.16.20 Except as set forth on Schedule 4.16.20, all Non-U.S. Plans are maintained by and apply to a Company or a Subsidiary exclusively. All funding vehicles (including trusts, escrow accounts or any other source of payment for any benefit) of all Non-U.S. Plans ("FUNDING VEHICLES") are maintained by and apply to a Company or a Subsidiary, exclusively or, in the case of Funding Vehicles which are trusts, a Company or Subsidiary has the exclusive rights as the settlor or trustor thereof. Under the terms of such plans, such Funding Vehicles, and applicable law, the assets of the Funding Vehicles will be equally as available to fund the benefits and contributions under such Non-U.S. Plans immediately following the Closing Date as prior to the Closing Date. The pension liabilities under all Non-U.S. Plans pursuant to which any present or former employee in Germany has earned any benefit are either funded or sufficient book reserves have been accrued and/or funded by insurance to the extent required by law. Under the terms of such plans and applicable Law, the rights and benefits under such Non-U.S. Plans will not be affected by the Closing.

     4.17   LABOR.

            4.17.1 Except as set forth on Schedule 4.17, no Company or Subsidiary is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries. Sellers have delivered or otherwise made available to Purchaser true, correct and complete copies of the labor or collective bargaining agreements, as listed on Schedule 4.17, together with all amendments, modifications or supplements thereto.

            4.17.2 During the past five (5) years, no labor organization or group of employees of any Company or any Subsidiary has made in writing a pending demand for recognition, and during the five (5) years there have been no representation proceedings or petitions seeking a representation proceeding pending or, to the Knowledge of Sellers, threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal.

            4.17.3 Except as set forth on Schedule 4.17.3, there are no strikes, work stoppages, unfair labor practice charges, slowdowns, lockouts, grievances (other than grievances that will, individually, result in a damage award or settlement amount payable by a Company or a subsidiary of less than Fifty Thousand Dollars ($50,000)), arbitrations or other labor disputes pending or, to the Knowledge of Sellers, threatened against or involving any Company or any Subsidiary, and, during the past five (5) years, no Company and no Subsidiary has experienced any strike, work stoppage or lockout.

     4.18 LITIGATION. Except as set forth on Schedule 4.18, there is no material lawsuit, action, suit, claim, judicial or arbitration proceeding, investigation or other proceeding at law or in equity, before or by any court or Governmental Body or before any arbitrator pending or, to the Knowledge of Sellers, threatened against any Company or any Subsidiary, which will, individually, result in a damage award or settlement amount payable by a Company or a Subsidiary in excess of Fifty Thousand Dollars ($50,000). Except as set forth on Schedule 4.18, there is no injunction binding upon any Company or any Subsidiary.

     4.19 COMPLIANCE WITH LAWS; PERMITS. Except as set forth on Schedule 4.19, each Company and each Subsidiary is, and, to the Knowledge of Sellers, for the last five (5) years has been, in material compliance with all Laws applicable to the Companies and the Subsidiaries or to the conduct of the business or operations of the Companies and the Subsidiaries or the use of their respective properties (including any leased property) and assets, and no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a material violation by any Company or any Subsidiary of, or a material failure on the part of any Company or any Subsidiary to comply with, any material Law. Except as set forth on Schedule 4.19, neither any Company nor any Subsidiary has, at any time during the past three (3) years, received any written notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any material Law. Except as set forth on Schedule 4.19, no Company and no Subsidiary has, during the past three (3) years, conducted any internal investigation concerning any alleged material violation of any material Laws (regardless of the outcome of such investigation).

     4.20   ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 4.20:

            4.20.1 Each Company and each Subsidiary is in material compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with any and all material Permits required by Environmental Laws for the businesses as currently operated, and reasonably believes, based on current operations and Environmental Laws, that such Permits will be renewed prior to the expiration of such Permits currently in effect provided timely renewal is made;

            4.20.2 Except for such matters as have been fully and finally resolved and as to which there are no remaining obligations known or reasonably anticipated, the Companies and the Subsidiaries have not entered into or agreed to any consent decree, order or settlement or other agreement, nor is any Company or Subsidiary subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law which would reasonably be expected to, either individually or in the aggregate, result in a Company Material Adverse Effect; and

            4.20.3 True, complete and correct copies of all, and all parts thereof, written material environmental reports, audits, investigations or assessments which have been conducted in respect of any owned or leased Company Property or former Company Property within the last three (3) years have been made available to Purchaser.

     4.21 FINANCIAL ADVISORS. Except as set forth on Schedule 4.21, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Sellers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. Sellers shall be responsible for the fees or commissions of any Person listed on Schedule 4.21.

     4.22 SUFFICIENCY OF ASSETS. Except as set forth on Schedule 4.22, the assets of the Companies and the Subsidiaries (other than the Subsidiaries included in the Surplus Assets) include all of the assets used or held for use by Invensys and its Affiliates, including the Companies and the Subsidiaries in the conduct of the Rexnord Business, taken as a whole, and such assets, taken as a whole, are sufficient to permit the Companies and the Subsidiaries to conduct the Rexnord Business as currently conducted. The Companies and the Subsidiaries hold all assets and properties used to generate the financial results of operations reflected in the Financial Statements.

     4.23   GOVERNMENT CONTRACTS.

            4.23.1 No payment has been made by any Company or any Subsidiary, or by any Person authorized to act on their behalf, to any Person in connection with any Government Contracts in material violation of applicable procurement Laws or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act.

            4.23.2 With respect to each Government Contract, except as set forth on Schedule 4.23.2 hereto, (i) each Company and each Subsidiary has, at all times during the last three (3) years, complied in all material respects with the terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly or by reference therein; (ii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as of their effective date, and each Company and each Subsidiary has complied in all material respects with all such representations and certifications; (iii) no Company or Subsidiary is in material breach or material default under any Government Contract and, to the Knowledge of Sellers, no event that with notice or lapse of time or both has occurred that would constitute a material breach of, or material default under, any Government Contract by any Company or any Subsidiary; (iv) neither the United States Government nor any prime contractor, subcontractor or other Person has notified any Company or any Subsidiary in writing that any such Company or such Subsidiary has materially breached or violated any applicable Law, or any material certification, representation, clause, provision or requirement pertaining to such Government Contract; and (v) no written notice of termination for convenience, termination for default, cure notice or show cause notice has been received by any Company or any Subsidiary and is in effect as of the date hereof pertaining to any Government Contract.

            4.23.3 Except as set forth in Schedule 4.23.3 hereto, (i) during the last five (5) years, no Company and no Subsidiary has received written notice that it or any of its respective Personnel is under administrative, civil or criminal investigation, or indictment or audit by any Governmental Body with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract (other than routine DCAA audits, in which no such irregularities, misstatements or omissions were expressly identified); and
(ii) during the last three (3) years, no Company and no Subsidiary has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract.

            4.23.4 Except as set forth in Schedule 4.23.4 hereto, no Company and no Subsidiary has received written notice of any (i) outstanding material claims against any Company or any Subsidiary, either by the United States Government or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract, or (ii) material disputes between any Company or any Subsidiary and the United States Government under the Contract Disputes Act or any other federal statute or between any Company or any Subsidiary and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract; and, to the Knowledge of Sellers, there are no threatened claims or disputes of the type described in the preceding clauses
(i) and (ii).

            4.23.5 During the last ten (10) years, and, to the Knowledge of Sellers for all prior periods, no Company and no Subsidiary, nor any of their respective Personnel, has been suspended or debarred from doing business with the United States Government or is, or at any time has been, the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

     4.24   INSURANCE.

            4.24.1 Schedule 4.24 hereto contains an accurate and complete list of all policies of property, fire and casualty, product liability, general liability, workers' compensation, and other forms of insurance held by all Companies and all Subsidiaries. Summaries of such policies have been made available to Purchaser, and such summaries reasonably reflect the terms of such policies in all material respects.

            4.24.2 The policies listed on Schedule 4.24 hereto (i) are in full force and effect and are free from any right of termination on the part of the insurance carriers, (ii) except as set forth on Schedule 4.24, all premiums due with respect thereto have been paid or accrued, (iii) no notice of termination or cancellation has been received with respect to any such policy, (iv) no notice has been received with respect to material changes that are required in the conduct of the business of any Company or any Subsidiary as a condition to the continuation of coverage under, or renewal of, any such policy and (v) in the judgment of Sellers, such policies, with respect to their amounts and types of coverage, are adequate to insure against risks to which Sellers, the Companies and the Subsidiaries are normally exposed in the ordinary course of business.

     4.25 CUSTOMERS. Listed on Schedule 4.25 are the names and addresses of all of the non-distributor customers of any Company or any Subsidiary that ordered goods or merchandise with an aggregate value in excess of Three Million Dollars ($3,000,000) during either of the fiscal years ended March 31, 2001 or March 31, 2002 from a Company or a Subsidiary. Except as disclosed on Schedule 4.25, no Company or Subsidiary has received any written notice that any of the customers listed on Schedule 4.25 has ceased, or will cease, to use its products, equipment, goods or services, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

     4.26 SUPPLIERS. Listed on Schedule 4.26 are the names and addresses of all of the suppliers of any Company or any Subsidiary that sold goods or merchandise with an aggregate value in excess of Three Million Dollars ($3,000,000) during the fiscal years ended March 31, 2001 or March 31, 2002 to a Company or a Subsidiary. Except as disclosed on Schedule 4.26, no Company or Subsidiary has received any written notice that any such supplier will not sell raw materials, supplies, merchandise or other goods to a Company or a Subsidiary at any time after the Closing Date on terms and conditions substantially similar to those currently in effect, subject only to general and customary price increases.

     4.27 DISTRIBUTORS. Listed on Schedule 4.27 are the names and addresses of all the distributors of any Company or any Subsidiary that sold goods with an aggregate value in excess of Three Million Dollars ($3,000,000) during the fiscal years ended March 31, 2001 or March 31, 2002 on behalf of a Company or a Subsidiary. Except as disclosed on Schedule 4.27, no Company or Subsidiary has received any written notice that any such distributor will not sell a Company's or a Subsidiary's goods or merchandise at any time after the Closing Date on terms and conditions substantially similar to those currently in effect.

     4.28 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 4.28 hereto, no Seller or any of its Affiliates (other than the Companies and the Subsidiaries) (i) is, or during the last three-year period has been, a party to any agreement, contract, commitment or transaction with any Company or any Subsidiary or that relates to the Rexnord Business, which was entered into on other than an arms' length basis or involves the payment of more than Two Hundred Thousand Dollars ($200,000) or (ii) has a material interest in any material property used by any Company or any Subsidiary or that relates to the Rexnord Business.

     4.29 CONSIGNMENT. As of the date hereof, no more than ten percent (10%) of the total combined inventory of the Companies and the Subsidiaries is on consignment.

     4.30 BACKLOG. As of June 30, 2002, the combined sales backlog of the Companies and the Subsidiaries was $146,072,000 (using Invensys budget exchange rates), calculated consistently with past practice of the Companies and the Subsidiaries.

     4.31 REXNORD (UK) LTD. Rexnord (UK) Ltd. has no material assets or operations, other than a receivable from Invensys.

     4.32 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article 4, no Seller, Company, Subsidiary, Affiliate of a Seller or any other Person makes any representations or warranties, and Sellers, the Companies and the Subsidiaries hereby disclaim any other representations or warranties, whether made by a Seller or any Affiliate of a Seller, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Seller Document, or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation or other information with respect to any one or more of the foregoing.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to Sellers that:

     5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 AUTHORIZATION OF AGREEMENT. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (together with this Agreement, the "PURCHASER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Purchaser and no other proceeding on Purchaser's part is necessary to authorize the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each other Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each other Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.3    CONFLICTS; CONSENTS OF THIRD PARTIES.

            5.3.1 None of the execution, delivery and performance by Purchaser of this Agreement and the other Purchaser Documents, the consummation of the transactions contemplated hereby, or the compliance by Purchaser with any of the provisions hereof or thereof will, directly or indirectly, (i) violate, conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which Purchaser is a party or by which Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any Governmental Body or authority by which Purchaser is bound.

            5.3.2 Except as set forth on Schedule 5.3.2, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

     5.4 LITIGATION. There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened, that are reasonably likely to prohibit or adversely affect the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

     5.5 INVESTMENT INTENTION. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "SECURITIES ACT")) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

     5.6 FINANCIAL ADVISORS. Except as set forth in Schedule 5.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. Purchaser shall be responsible for the fees or commissions of any Person listed on Schedule 5.6.

     5.7    SUFFICIENCY OF FUNDS.

            5.7.1 Assuming consummation of the financing transactions set forth in the commitment letters attached hereto as Schedule 5.7.1 (the "COMMITMENT LETTERS"), Purchaser (i) will have at Closing sufficient funds available to pay the Initial Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this

Agreement; (ii) at the Closing will have the resources and capabilities (financial or otherwise) to perform its obligations hereunder and under the other Purchaser Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

            5.7.2 Schedule 5.7.2 sets forth each of the sources and amounts of Purchaser's financing. Purchaser has delivered to Sellers true and correct copies of the Commitment Letters.

                                    ARTICLE 6

                                    COVENANTS

     6.1 ACCESS TO MANAGEMENT. Sellers agree that, prior to the Closing Date, Purchaser shall be permitted access, during normal business hours, to such of the properties, books, Contracts, commitments, Tax Returns and other records relating to the Tax attributes of the Companies and Subsidiaries, and access to such officers, employees, consultants, agents, accountants, attorneys and other representatives of the Companies and the Subsidiaries, as Purchaser may reasonably request; PROVIDED, HOWEVER, that Purchaser's access shall not materially disrupt or interfere with the operation of the business. Sellers shall furnish Purchaser with all financial and operating data and other information concerning the affairs of the Companies and Subsidiaries as Purchaser may reasonably request.

     6.2    CONDUCT OF BUSINESS PENDING THE CLOSING.

            6.2.1    Prior to the Closing, except: (i) as set forth on Schedule
6.2 hereto, (ii) as contemplated by this Agreement, (iii) as required by applicable Law or (iv) with the prior written consent of Purchaser, Sellers shall, and shall cause the Companies and the Subsidiaries to:

                   6.2.1.1 conduct the respective businesses of the Companies and the Subsidiaries only in the ordinary course consistent with past practice; and

                   6.2.1.2 use reasonable efforts to (i) preserve the present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Companies and the Subsidiaries and (ii) preserve the present relationship with Persons having business dealings with the Companies and the Subsidiaries.

            6.2.2    Prior to the Closing, except (i) as set forth on Schedule
6.2 hereto, (ii) as contemplated by this Agreement, (iii) as required by applicable Law or (iv) with the prior written consent of Purchaser, Sellers shall not, and shall cause the Companies and the Subsidiaries not to:

                   6.2.2.1 declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Companies or the Subsidiaries or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities, or other ownership interests in, the Companies or any Subsidiaries;

                   6.2.2.2 transfer, issue, sell or dispose of any shares of capital stock or other securities of any Company, any Subsidiary or any Rexnord Affiliate or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of any Company, any Subsidiary or any Rexnord Affiliate;

                   6.2.2.3 effect any recapitalization, reclassification, stock split or like change in the capitalization of any Company or any Subsidiary;

                   6.2.2.4 amend the certificate of incorporation or by-laws (or comparable instruments) of any Company or any Subsidiary;

                   6.2.2.5 except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice under existing lines of credit, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

                   6.2.2.6 subject to any Lien (except for Permitted Exceptions) any of the properties or assets (whether tangible or intangible) of any Company or Subsidiary;

                   6.2.2.7 acquire any properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets (except for inventory and obsolete equipment sold for fair consideration in the ordinary course of business consistent with past practice) of any Company or Subsidiary for which the aggregate consideration paid or payable in any individual transaction is in excess of Two Hundred Thousand Dollars ($200,000) or which involve Invensys or its Affiliates (other than a Company or a Subsidiary) and are not entered into on an arms' length basis;

                   6.2.2.8 permit any Company or any Subsidiary to enter into or agree to enter into any merger or consolidation with any corporation or other entity;

                   6.2.2.9 (i) adopt any new Company Plan or amend any existing Company Plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable Law,
(ii) increase any compensation, except for (A) normal increases in salaries in the ordinary and usual course of business or (B) the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs, (iii) enter into, amend or terminate any employment, severance, termination, non-competition, non-solicitation or confidentiality or similar agreement other than (A) employment agreements with any employee hired by any Company or any Subsidiary that does not involve annual compensation in excess of $100,000 and
(B) termination of employment agreements related to any employee receiving less than $100,000 in annual compensation in the ordinary course of business;

                   6.2.2.10 make any Tax election or settle any material Tax controversy if the election or settlement pertains to any Company or any Subsidiary, in each such case, if doing so could reasonably be expected to have an adverse effect on any of the Companies, the Subsidiaries or Purchaser for taxable periods beginning after the Closing Date or the portion of any Straddle Period that begins after the Closing Date;

                   6.2.2.11 enter into, extend, materially modify, terminate or renew any Material Contract, except in the ordinary course of business;

                   6.2.2.12 permit any Company or any Subsidiary to make any loans to any Person, other than (i) advances to employees in the ordinary course of business and (ii) transactions among or between any Seller or its Affiliates, any Company or any Subsidiary conducted in the ordinary course of business;

                   6.2.2.13 change the accounting methods or practices followed by any Company or any Subsidiary, except as required by U.S. GAAP;

                   6.2.2.14 fail to pay its accounts payable in accordance with its customary business practices or take any action to materially accelerate the collection of accounts receivable outside of the ordinary course of business;

                   6.2.2.15 fail to make capital expenditures in accordance with the Capital Expenditure Budget;

                   6.2.2.16 permit any Company or any Subsidiary to (a) extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in each case, to or for any director or executive officer or (b) make any material modification to any term of any extension of credit to or for any director or executive officer; or

                   6.2.2.17 agree to take any action prohibited by this Section 6.2.

            6.2.3 The parties hereto acknowledge and agree that Sellers desire to implement a Cash Extraction Plan (as defined below) prior to Closing. Between the date hereof and the Closing, Purchaser and Sellers shall negotiate in good faith to agree upon the precise terms of a Cash Extraction Plan and the manner of implementing such Cash Extraction Plan and shall cooperate with one another to implement such Cash Extraction Plan so long as the manner of implementing the Cash Extraction Plan is reasonably acceptable to Purchaser and Sellers. The parties agree that (i) so long as the terms of the Cash Extraction Plan and the manner of implementing the Cash Extraction Plan are reasonably acceptable to Purchaser and Sellers, the implementation of the Cash Extraction Plan shall not constitute a violation of Section 6.2 and (ii) Sellers shall not take any action to implement the Cash Extraction Plan (or any other plan designed to achieve the same objectives or purposes as the Cash Extraction Plan) unless such action is disclosed to and approved by Purchaser. The term "Cash Extraction Plan" means a plan developed by Sellers to reduce the debt balances of the Companies and Subsidiaries and to cause cash and cash on hand held by the Companies and the Subsidiaries to be (i) distributed or loaned to Sellers, the Companies or Subsidiaries, (ii) applied to the repayment of Indebtedness, (iii) loaned or distributed by one Company or Subsidiary to another Company or Subsidiary or (iv) contributed by one Company or Subsidiary to another Company or Subsidiary all with the purpose of reducing the cash and debt balances of the Companies and Subsidiaries in a tax efficient manner.

     6.3    EMPLOYEE MATTERS.

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

            6.3.1 Sellers shall or shall cause an Affiliate (other than the Companies and the Subsidiaries) to employ prior to the Closing Date each employee of any Company or any Subsidiary employed in the United States who was absent from active employment on the Closing Date due to long term disability or who is a former employee receiving severance benefits (an "INACTIVE EMPLOYEE"), and such Inactive Employees shall be deemed to have transferred their employment from the Companies and the Subsidiaries to Sellers or any such Affiliate prior to the close of business on the Closing Date. Purchaser acknowledges that by purchasing the Shares, it shall, through the Companies and the Subsidiaries, employ all of the employees of the Companies and the Subsidiaries (other than Inactive Employees) and any employees of Sellers whose employment relates primarily to a Company or a Subsidiary or the Rexnord Business at the close of business on the Closing Date ("EMPLOYEES"). All Employees of the Companies and the Subsidiaries who are actively at work (including Employees on vacation and on any Approved Absence, as defined below) as of the Closing Date shall continue to be employed on and after the Closing Date. All other Employees of the Companies and the Subsidiaries employed in the United States who are not actively at work on the Closing Date due to an approved leave of absence (including active military service), short term disability (including employees on workers' compensation) or a layoff with active recall rights in place pursuant to the terms of applicable Company policy or labor agreement ("APPROVED ABSENCE"), shall continue to be eligible for active employment by the Companies and the Subsidiaries on and after the Closing Date pursuant to the terms of such leave of absence, short term disability or layoff. All Employees of the Companies and the Subsidiaries employed outside the United States ("NON-U.S. EMPLOYEES") shall continue to be employed on and after the Closing Date by Purchaser on terms and conditions required by and in accordance with the provisions of applicable foreign, federal or state Law. Nothing in this Agreement shall (x) prevent Purchaser from altering the terms, salary, wages or benefits after the Closing Date of any Employee except as specifically provided herein or (y) create any obligation on the part of Purchaser to continue the employment of any Employee for any definite period of time following the Closing Date.

            6.3.2 For a period of at least 12 months immediately following the Closing Date, Purchaser agrees to provide, and shall cause the Companies and the Subsidiaries to provide the Employees with compensation and benefits substantially similar in the aggregate to the compensation and benefits provided to such Employees prior to the Closing Date. Purchaser shall provide, and shall cause the Companies and the Subsidiaries to provide, severance pay to any Employee who is terminated by any of the Companies or any of the Subsidiaries during the period beginning on the Closing Date and ending 12 months following the Closing Date or, in the case of Non-U.S. Employees, for such other period of time as determined by applicable Law. The amount of such severance payable to any Employee terminated within 12 months of the Closing Date shall be the amount of severance determined pursuant to Schedule 6.3.2 with respect to such individual or, in the case of Non-U.S. Employees, as determined by applicable Law.

            6.3.3 Purchaser agrees to honor, or assume where applicable, and shall cause the Companies and the Subsidiaries to honor, or assume where applicable, the obligations of Sellers, Companies and the Subsidiaries under the provisions of any Company Plan, employment, retention, severance (whether pursuant to individual contract as set forth on Schedule 6.3.3 (with respect to all Non-U.S. Employees whose annual cash compensation is in excess of Sixty Thousand Dollars ($60,000), the names of such employees have been set forth on

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Schedule 6.3.3), or Company Plan, program or policy or mandated by Law), indemnification, collective bargaining agreements (including any benefit plans maintained pursuant to such collective bargaining agreements and any trust agreements or other funding mechanisms established to fund such benefit plans), and "social plans" between or among any of Sellers, the Companies or any Subsidiary and any Employee, which agreements and plans are set forth on
Schedule 6.3.3. Sellers and Purchaser shall take all steps necessary so that, effective immediately following the Closing Date, Purchaser has assumed (i) all obligations and liabilities of Sellers under any employment agreements relating to Employees and (ii) all collective bargaining agreements with respect to the Employees, and Sellers shall have no further obligation or liability with respect to any such agreements.

            6.3.4 Purchaser agrees that, with respect to all of its employee benefit plans, programs and arrangements covering or otherwise benefiting any of the Employees on or after the Closing Date, service with the Companies and the Subsidiaries shall be counted for purposes of eligibility to participate, vesting and level of benefits (with respect to vacation and severance) and benefit accruals (with respect to any defined benefit pension plan), to the same extent such service was counted under the corresponding employee benefit plans, programs, or arrangements of the Companies and the Subsidiaries prior to the Closing Date and, in the case of Non-U.S. Employees, further to the extent and in the manner provided for under applicable Law, except to the extent that such credit would result in duplication of benefits for such period of service.

            6.3.5 Purchaser shall provide welfare benefit of the type described in Section 3(1) of ERISA and in accordance with this Section 6.3, as of the Closing Date so as to ensure uninterrupted coverage of all Employees employed in the United States ("U.S. EMPLOYEES"). Such plans shall grant credit for amounts paid by the U.S. Employees during the applicable plan year preceding the Closing Date (including applicable deductibles and annual out-of-pocket limits) and shall waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provision to the extent such U.S. Employees had satisfied these requirements and provisions and paid these amounts under similar Sellers' plans as of the Closing Date.

            6.3.6 Effective as of the Closing Date, Purchaser shall cover, or cause the Companies and the Subsidiaries to cover, the U.S. Employees under one or more defined contribution plans and trusts intended to qualify under Section 401(a) and Section 501(a) of the Code (the "PURCHASER DC PLAN"). Sellers shall permit U.S. Employees to make a "direct rollover" of such U.S. Employees' vested account balances (including loans to U.S. Employees) of U.S. Employees under any of the Company Plans which is a defined contribution plan ("SELLERS' DC PLAN") to Purchaser DC Plan. In connection with any such direct rollover elected by any such U.S. Employee, Purchaser shall allow any such U.S. Employee's outstanding loan and related promissory note under Sellers' DC Plan to be directly rolled over into Purchaser DC Plan. Sellers and Purchaser shall reasonably cooperate in good faith to effect such distributions as soon as practicable after the Closing Date.

            6.3.7

                   6.3.7.1 Effective as of the Closing Date, Purchaser shall establish one (1) or more qualified defined benefit plans ("PURCHASER'S SALARIED PLANS") and a trust to fund

Purchaser's Salaried Plans ("PURCHASER'S SALARIED TRUST") to assume the liabilities attributable to the salaried, non-union, current and former, U.S. Employees of the Rexnord Business (collectively, the "SALARIED PENSION TRANSFEREES") as of the Closing Date entitled to a benefit under the Invensys Pension Plan applicable to such Salaried Pension Transferees ("ASSUMED SALARIED PENSION PLAN LIABILITIES"). Effective as of the Closing Date, Purchaser shall assume all defined benefit and defined contribution plans sponsored by the Companies and the Subsidiaries as of the Closing Date.

                   6.3.7.2 As soon as administratively practicable following the Closing Date but no later than one hundred twenty (120) days post-Closing,
Purchaser: (i) shall file an application with the IRS for a determination letter on the qualification under Sections 401(a) and 501(a) of the Code of all Purchaser's Salaried Plans or (ii) shall supply Sellers with an opinion of legal counsel that Purchaser's Salaried Plans qualify under Sections 401(a) and 501(a) of the Code. If Purchaser files with the IRS for a determination letter, Purchaser agrees to take all reasonable steps necessary to obtain a favorable determination.

                   6.3.7.3 Within one hundred twenty (120) days after the Closing Date, but in no event prior to the confirmation (as set forth in Section 6.3.7.2) that Purchaser's Salaried Plans comply with Sections 401(a) and 501(a) of the Code, Sellers shall cause the transfer of an amount of assets equal to the product of (x) the fair market value of all of the assets of Sellers' Salaried Trust (as defined below) as of the Pension Determination Date and (y) a fraction with the numerator equal to the ABO (as defined below) of the Salaried Pension Transferees and the denominator equal to the ABO of all participants in the Invensys Pension Plan as of the Pension Determination Date from Sellers' qualified pension trust for the Invensys Pension Plan (the "SELLERS' SALARIED TRUST"), and Purchaser shall cause Purchaser's Salaried Trust to accept such transfer of assets. Such transfer shall be subject to the provisions of Section
6.3.7.4 below. For purposes of this Section, "ABO" shall be calculated using the actuarial assumptions for determining the amount of the accumulated benefit obligations of Sellers' Salaried Plan in accordance with FASB 87 and set forth on Schedule 6.3.7.3 attached hereto.

                   6.3.7.4 Any transfer of assets from Sellers' Salaried Trust to Purchaser's Salaried Trust shall comply with Sections 414(l) and 411(d)(6) of the Code and applicable PBGC regulations and assumptions, as described in PBGC regulation appendix B to Part 4044, Table I, as of the Pension Determination Date, and to the extent a transfer of assets in accordance with Section 6.3.7.3 above, would not be permitted under the PBGC regulations the amount of transfer shall be accordingly adjusted.

                   6.3.7.5 The transfer, when made from Sellers' Salaried Trust to Purchaser's Salaried Trust, shall be in cash and shall reflect such assets, and their proportional amount of any increase (or decrease) in the actual rate of return earned on the actual investments in Sellers' Salaried Trust from the Pension Determination Date to the actual date of transfer to Purchaser's Salaried Trust.

                   6.3.7.6 Upon the receipt of the assets by Purchaser's Salaried Trust in accordance with this Section 6.3.7, Purchaser and Purchaser's Salaried Plans shall be solely responsible for the Assumed Salaried Pension Plan Liabilities.

                   6.3.7.7 Purchaser and Sellers shall take such other actions necessary or appropriate to accomplish the assumption of the Assumed Salaried Pension Plan Liabilities including, without limitation, the timely filing of IRS Forms 5310-A and the timely filing of any necessary PBGC filings.

                   6.3.7.8 The amount to be transferred under this Section 6.3 shall initially be calculated by Sellers' actuary and shall be subject to review and agreement by Purchaser's actuary. If Purchaser's and Sellers' actuaries cannot agree on the amount to be transferred, Purchaser and Sellers shall appoint a third mutually acceptable actuary whose decision on the amount to be transferred shall be binding on the parties. Sellers and Purchaser shall furnish, or cause to be furnished, to such actuary all information the actuary shall reasonably request for purposes of making this determination. Sellers and Purchaser shall cause the actuary to act promptly to resolve the issues in dispute. The fees and expenses of such actuary shall be borne equally (i.e., on a 50/50 basis) by Sellers and Purchaser.

                   6.3.7.9 Effective on the Closing Date, Purchaser shall assume all liability for providing retiree health and life insurance benefits to all Employees and all former employees of the Rexnord Business entitled to such benefits under any plan, program or arrangement provided by Sellers, the Companies or the Subsidiaries as of the Closing Date.

                   6.3.7.10 As soon as practical following the Closing Date, certain assets and liabilities relating to Non-U.S. Employees and former Non-U.S. Employees of the Companies and the Subsidiaries with accrued pensions under Invensys Pension Scheme in the U.K. shall be transferred to a pension scheme designated by Purchaser. Sellers and Purchaser shall comply with the provisions of Schedule 6.3.7.10 with respect to such transfer.

                   6.3.7.11 Purchaser and Sellers agree that as soon as practical following the Closing Date certain assets and liabilities relating to Non-U.S. Employees and former Non-U.S. Employees of the Companies and the Subsidiaries (with the exception of Non-U.S. Employees described in Section 6.3.7.10, above) shall be transferred to a pension scheme designated by Purchaser in accordance with an agreement entered into on or prior to the Closing Date which agreement shall be negotiated in good faith based on commercially reasonable best efforts.

                   6.3.7.12 [Intentionally Omitted.]

                   6.3.7.13 Except as set forth in this Section 6.3.7 or as disclosed on Schedule 6.3.3, Purchaser shall not assume any obligations or liabilities with respect to any Invensys Plan.

            6.3.8 Sellers shall provide promptly to Purchaser, dates of birth, dates of hire and dependent information relating to the Employees or relating to the service of Employees with Sellers prior to the Closing Date. Sellers and Purchaser shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 6.3.

            6.3.9 Sellers and Purchaser shall each cooperate with the other to effectuate the provisions of this Section 6.3 including, but not limited to, distributing all necessary notices to the Employees after such notices to the Employees have been approved by the non-distributing party which approval will not be unreasonably withheld, and making all necessary governmental notices and filings with respect to any changes in any company Plans including any notices required with respect to any "reportable event" (as defined in Section 4043(c) of ERISA and the regulations promulgated thereunder) which may occur as a result of the consummation of the transactions contemplated by this Agreement. Promptly after the Closing, in addition to any other actions required to be taken by Sellers under this Section 6.3, Sellers shall furnish Purchaser with any and all data, reports, compilations, calculations, and working papers not then in the possession of Purchaser that relate to the Company Plans and other liabilities that are being assumed by Purchaser hereunder and that are reasonably necessary to enable Purchaser to fulfill any and all obligations it has assumed under this Section 6.3.

            6.3.10 Between the date hereof and the Closing, Sellers shall use their reasonable commercial efforts to amend the retiree health and life insurance benefits provided to the current, active and former employees of the Companies and the Subsidiaries, such that such benefits are modified as set forth on Schedule 6.3.10 (the "RETIREE WELFARE BENEFIT MODIFICATION"). On or before October 21, 2002, Sellers shall provide written notice to each affected employee and former employee of the Retiree Welfare Benefit Modification resulting from any such amendment. The amount of Anticipated Savings achieved shall be calculated by comparing the APBO as of December 31, 2002 reflecting the Retired Welfare Benefit Modification to the APBO as of December 31, 2002 prior to the Retiree Welfare Benefit Modification utilizing the assumption and methodologies set forth in Schedule 6.3.10. Such calculations shall initially be made by an actuary selected by Sellers but shall not be deemed conclusive until agreed by an actuary selected by Purchaser. If the actuaries cannot agree after a reasonable period, they shall agree on a third actuary whose decision shall be binding and whose fee shall be equally divided between Sellers and Purchaser.

            6.3.11 To the extent required by Law, Purchaser agrees that it shall, or shall cause the Companies and the Subsidiaries, to maintain any voluntary employee beneficiary association qualifying as a tax exempt trust pursuant to Section 501(c)(9) of the Code ("VEBA") for the sole purpose for which such VEBA was created and to the extent required by Law the assets of any VEBA existing at the Closing Date at the Companies or the Subsidiaries shall be expended or distributed solely to or for the benefit of such Employees and their beneficiaries who contributed such assets as employee contributions to fund such VEBA prior to the Closing Date.

     6.4 PRESERVATION OF RECORDS. Subject to Section 9.6.2.3 (relating to the preservation of Tax records), Sellers and Purchaser agree that each of them shall preserve and keep the records held by them relating to the business of the Companies and the Subsidiaries for a period of five (5) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Sellers or Purchaser or any of their Affiliates or in order to enable Sellers or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event Sellers or Purchaser wish to destroy such records within five (5) years of the Closing Date, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records.

     6.5 PUBLICITY. Neither Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, based upon advice of their respective legal counsel, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Purchaser or the parent company of Sellers list securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its reasonable efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

     6.6    [Intentionally Omitted].

     6.7 USE OF NAME. Purchaser agrees that it shall cause the Companies and the Subsidiaries to (i) as soon as practicable after the Closing Date and in any event within ninety (90) days following the Closing Date, cease to make any use of the name "Invensys" or "BTR" or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the "SELLER MARKS"), (ii) immediately after the Closing, cease to hold itself out as having any affiliation with any Seller or any of their Affiliates and (iii) effective as of the Closing, in the case of any Company or any Subsidiary whose name includes the name "Invensys" or "BTR", change its corporate name to a name that does not include the name "Invensys" or "BTR" and make any necessary legal filings with the appropriate Governmental Body to effect such change. In furtherance thereof, as promptly as practicable but in no event later than ninety (90) days following the Closing Date, Purchaser shall cause the Companies and their Affiliates to remove, strike over or otherwise obliterate all Seller Marks from all materials owned by any Company or Subsidiary, including, without limitation, any vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials; PROVIDED, HOWEVER, that the Company or the Subsidiary may during the period that is one hundred eighty (180) days following the Closing Date continue to use any such material containing a Seller Mark to the extent that it is not practicable to remove or obliterate such Seller Mark. Use of the names "Invensys" or "BTR" by the Companies, the Subsidiaries and/or their Affiliates, during such one hundred eighty (180) day period shall be governed by the Trademark and Trade Name License Agreement.

     6.8    INSURANCE.

            6.8.1 Purchaser acknowledges and agrees that, upon Closing, all insurance coverage provided in relation to the Rexnord Business pursuant to policies maintained by any Seller or its Affiliates (other than any Company or Subsidiary) (whether such policies are maintained with third party insurers or with Seller or its Affiliates (other than any Company or Subsidiary) shall cease and no further coverage shall be available to any Company or Subsidiary as an Affiliate under any such policies that are "claims made" basis policies but (subject to the terms of any relevant policy) without prejudice to any accrued claims which a Company or a

Subsidiary or any Seller or Affiliate (in the latter case in relation to the Rexnord Business) may have at Closing, provided that the Rexnord Business shall retain the benefit of "occurrence" based policies of insurance in relation to events occurring prior to Closing but in respect of which no claim has yet arisen at the time of Closing.

            6.8.2 Purchaser and Sellers agree that any claims made under the insurance policies referred to in Section 6.8.1 in respect of the Rexnord Business (other than any Aircraft Liability Policy) shall be administered and collected by Sellers (or by a claims handler appointed by Sellers) on behalf of Purchaser. Purchaser shall cooperate fully with Sellers to enable Sellers to comply with the requirements of the relevant insurer, and Purchaser shall provide such information and assistance as Sellers may reasonably request in connection with any such claim. Sellers shall pursue claims on behalf of Purchaser and/or the Rexnord Business for recovery in respect of the policies attributable to the Rexnord Business as requested by Purchaser. Any monies received by Sellers as a result of such claims shall be paid over to Purchaser, net of all reasonable costs and expenses of recovery (including, without limitation, all reasonable handling and collection charges by any claims handler appointed by Sellers). Sellers shall continue to maintain the "occurrence" based policies described in Section 6.8.1 in full force and effect until their current expiry date following the Closing. Sellers shall take any and all action necessary (including, without limitation, obtaining any consent or authorization of any insurer) to enable Purchaser, the Companies and the Subsidiaries to obtain the benefit of any Aircraft Liability Policy in effect on the date hereof with respect to any occurrences covered by such policies occurring on or prior to the Closing Date.

     6.9 REASONABLE COMMERCIAL EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the following: (i) taking all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies and making all necessary registrations and filings (if any, including filings with Governmental Bodies) and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Body, (iii) obtaining all necessary consents, approvals or waivers from third parties, (iv) defending any lawsuits or other Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed, (v) causing the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (vi) in the case of Purchaser, using commercially reasonable efforts to complete the financing transactions described in the Commitment Letters prior to the Closing Date.

     6.10 HSR ACT COMPLIANCE; FOREIGN GOVERNMENTAL APPROVALS. Each of Purchaser and Sellers will promptly, and in any event within five (5) Business Days after execution of this Agreement, make all filings or submissions as are required under the HSR Act and as may be required to obtain all Foreign Governmental Approvals. For purposes of this Agreement, the term "Foreign Governmental Approval" shall mean any consent or Order of, with or to any foreign Governmental Body set forth on Schedule 4.6.2 or Schedule 5.3.2. Each of Purchaser and Sellers will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or to obtain any Foreign Governmental Approval. Each of Purchaser and Sellers will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them or their representatives, on the one hand, and any Governmental Body, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, each of Purchaser and Sellers will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Body in connection therewith and shall promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Body with respect to any such inquiry or request. In addition, each of Purchaser and Sellers will keep the other apprised of the status of any such inquiry or request.

     6.11 CONTACTS WITH SUPPLIERS, EMPLOYEES AND CUSTOMERS. Without the prior written consent of Sellers, which consent shall not unreasonably be withheld, Purchaser shall not contact any suppliers to, employees of, or customers of, any Company or Subsidiary in connection with or pertaining to any subject matter of this Agreement.

     6.12 INVENSYS COMMITMENTS. Following the Closing, Purchaser shall indemnify Seller for any amounts actually paid by Seller following the Closing in respect of any obligations of any Company or any Subsidiary pursuant to Commitments listed on Schedule 6.12 made by Invensys and its Affiliates (other than a Company or a Subsidiary) with respect to the activities (financial or otherwise) of a Company or a Subsidiary (other than any fee or other cost related to any letter of credit, performance bond, bid bond or bank guarantee). Within ninety (90) days following the Closing, Purchaser agrees that it will (i) cause to be issued by a nationally recognized financial institution letters of credit (the "REPLACEMENT LETTERS OF CREDIT") with face amounts equal to the letters of credit listed on Schedule 6.12 (the "REPLACED LETTERS OF CREDIT") and
(ii) use commercially reasonable efforts to cause the Replaced Letters of Credit to be replaced with the Replacement Letters of Credit and cause the parties holding the Replaced Letters of Credit to be released to Sellers and/or cancel the Replaced Letters of Credit. In the event that Purchaser is unable to cause any Replaced Letters of Credit to be so released or cancelled within ninety (90) days of the Closing Date, and with respect to any bid bonds or performance bonds listed on Schedule 6.12, Purchaser and Sellers shall enter into such reasonable arrangements as shall be reasonably acceptable to Purchaser and Sellers pursuant to which Purchaser shall cause to be issued to Sellers a letter of credit issued by a nationally recognized financial institution with a face amount equal to the aggregate of the Replaced Letters of Credit not so released or cancelled and the face amount of any bid bonds or performance bonds listed on Schedule 6.12 entitling the Sellers to draw on such letter of credit in the event that any party draws on such Replaced Letter of Credit, bid bonds, or performance bonds. At its option, Purchaser may obtain a bid bond or performance bond to back a bid bond or performance bond listed on Schedule 6.12 (instead of a letter of credit), upon arrangements reasonably acceptable to Purchaser and Seller, provided that the credit quality of the new bond is equal to or better than the credit quality of the bond it backs. For purposes of the foregoing, "Commitment" shall mean any financial commitment or support, including, without limitation, performance bonds, parent company guarantees, bid bonds, bank guarantees or similar instruments.

     6.13 INTELLECTUAL PROPERTY COVENANT. To the extent that Sellers transfer any Intellectual Property or Technology that does not relate to the Rexnord Business or is necessary to the conduct of the business of Sellers or their Affiliates (other than the Companies and the Subsidiaries) as conducted up to and through the Closing Date, after written notice by a Seller to Purchaser, Purchaser agrees to grant Sellers and/or their Affiliates a perpetual, nonexclusive, non-transferable, non-sublicensable, fully paid-up license to use that Intellectual Property or Technology having such terms and conditions as are reasonably acceptable to Purchaser to the extent that Purchaser has the right to make such grant.

     6.14 COOPERATION WITH FINANCING. Sellers shall, and shall cause their Affiliates, the Companies and the Subsidiaries to, use commercially reasonable efforts to cooperate with Purchaser (and use commercially reasonable efforts to cause the independent accounting firm retained by Sellers and the Companies to cooperate with Purchaser) in connection with the syndication of the debt financings undertaken by Purchaser in connection with the transactions contemplated hereby and in connection with the preparation of written offering materials used to complete such financings, to the extent information contained therein relates to Sellers, the Companies or the Subsidiaries. In connection with the foregoing, Sellers shall promptly deliver to Purchaser such combined interim financial statements (including notes thereto) of the Rexnord Business as may reasonably be requested by Purchaser for inclusion in such offering materials. Unless otherwise agreed, such interim financial statements shall be in Useable Form. Sellers specifically acknowledge that they shall use commercially reasonable efforts to provide the Requisite June Financial Information in Useable Form on or before October 15, 2002. Invensys shall use its best efforts to cause Ernst & Young LLP to provide Purchaser, at Purchaser's expense, with all opinions and consents (including, without limitation, audit reports) with respect to the financial statements of the Companies and the Subsidiaries necessary for inclusion in any offering memoranda prepared in connection with any offering of securities pursuant to Rule 144A promulgated under the Securities Act, or for the completion of filings with the Securities and Exchange Commission (the "SEC") under the Securities Act and the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT"), until such time as such financial statements, opinions and consents are no longer required to be included in such filings by the Securities Act, the Securities Exchange Act or the rules and regulations promulgated thereunder.

     6.15 TERMINATION OF FACTORING AGREEMENTS. Sellers shall: (i) cause the Factoring Agreements to be terminated, (ii) cause all accounts receivable of the Companies and/or Subsidiaries sold or assigned pursuant thereto that remain outstanding as of the Closing to be reassigned to the Companies and/or Subsidiaries, and (iii) cause all related termination fees to be paid in full, in each case, on or prior to the Closing Date.

     6.16   [Intentionally Omitted.]

     6.17 EXCLUDED CASH. Between the Closing Date and the date that is one hundred eighty (180) days following the Closing Date (the "EXCLUDED CASH PERIOD"), Purchaser, the Companies and the Subsidiaries shall use commercially reasonable efforts to cause any Excluded Cash to be distributed to Purchaser (or at the election of Purchaser, an Affiliate of Purchaser organized

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under the laws of any state in the United States) prior to expiration of the
Excluded Cash Period without violating any applicable Law or incurring any Tax or similar fee or charge or subjecting Purchaser, any Company or any Subsidiary to any adverse Tax consequences or repaying any Post-Closing Intercompany Debt. At the end of the Excluded Cash Period, Purchaser shall pay to Invensys an amount in cash equal to (i) the aggregate amount of Excluded Cash distributed by the Companies and the Subsidiaries to Purchaser during the Excluded Cash Period in compliance with Law and without the incurrence of any Tax or subjecting Purchaser, any Company or any Subsidiary to any adverse Tax consequence and without repaying any Post-Closing Intercompany Debt (expressed in U.S. Dollars), PLUS (ii) (x) 0.60 MULTIPLIED by (y) the Excluded Cash as of the Determination Time (expressed in U.S. Dollars), less the amount paid to Invensys pursuant to the foregoing clause (i) of this sentence, MINUS (iii) all out-of-pocket expenses (including, without limitation, fees and expenses of counsel, accountants and other advisors) incurred by Purchaser and its Affiliates in complying with its obligations under this Section 6.17. The distribution of any Excluded Cash to Sellers shall result in an increase in the Initial Purchase Price in the amount of such Excluded Cash.

     6.18 DELAYED TRANSFER OF CHINA SHARES. Purchaser and Sellers acknowledge and agree that in the event necessary regulatory approvals for the transfer of the shares of Changzhou Hansen Jianglang Transmission Co. Ltd. (China) are not obtained by the date all other conditions to Closing are satisfied or able to be satisfied pursuant to Article 7, (i) the inability to effect such transfer shall not be deemed to be the failure of a condition precedent to the obligations of Purchaser or Sellers pursuant to Article 7 and (ii) at Closing, Purchaser and Sellers shall enter into a Transition Agreement for China, substantially in the form attached hereto as Annex B.

     6.19   PRE-CLOSING REORGANIZATIONS.

            6.19.1 Invensys hereby covenants that prior to the Closing Date it shall cause the shares of Permalit Industria Ltda held by Rexnord Correntes Ltda to be transferred to an Affiliate of Invensys (other than a Company or a Subsidiary). Invensys further covenants that prior to the Closing Date it shall cause the shares of each of (i) Baggage Systems, Inc. (formerly knows as BAE Automated Systems, Inc.), (ii) GPI Interim, Inc., and (iii) Atmos Engineering Company, Inc. held by Clarkson Industries, Inc. to be transferred to an Affiliate of Invensys (other than a Company or a Subsidiary).

            6.19.2 Prior to the Closing Date, Invensys shall cause the following properties currently held by a Company or a Subsidiary to be transferred to an Affiliate of Invensys (other than a Company or a Subsidiary): the properties located at (i) Bandstahlstrasse 30, Hagen, Germany, and (ii) Av Dr Humberto Giannella 301, Barueri, Sao Paulo, Brazil.

            6.19.3 Sellers shall use commercially reasonable efforts to convert Rexnord Marbett SpA to an Italian entity formed as an Srl prior to the Closing Date and, in the event the French Addendum is executed, Sellers shall use commercially reasonable efforts to convert Brook Hansen SA to a French entity formed as an SAS. BTR shall contribute the stock of Rexnord Corporation and Clarkson Industries Inc. to a newly formed wholly-owned corporation organized under the laws of the state of Delaware prior to the Closing ("NEW US HOLDCO") and simultaneously with such contribution BH shall contribute the stock of Prager Inc. to New US Holdco, in each case in exchange for common stock of New US Holdco. For all purposes

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hereunder, the term Companies shall include New US Holdco once it has been organized, and the term Shares shall include the issued and outstanding capital stock of New US Holdco.

     6.20 PROFIT SHARING AGREEMENT. Sellers shall cause (i) the Domination and Profit and Loss Transfer Agreement between BTR Industries GmbH and Rexnord GmbH dated as of November 7, 2001 with Rexnord GmbH being the dependent company to be terminated on or prior to the Closing Date and (ii) all obligations of Rexnord GmbH under such agreement to be satisfied as of the Closing Date. Notwithstanding the provisions contained in Section 6.2 of this Agreement, the parties acknowledge and agree that Sellers shall be entitled to change the corporate year end of Rexnord GmbH to a date prior to the expected Closing Date and, subject to Purchaser's consent, which shall not be unreasonably withheld, to take such other actions as may be reasonably necessary to terminate such agreement.

     6.21 AUTOMOBILE LEASES. Purchaser and Sellers hereby acknowledge that leases for certain automobiles used in the conduct of the Rexnord Business listed on Schedule 6.21 are held by Invensys rather than the Companies (the "Invensys Leases"). Sellers hereby acknowledge and agree that from and after the date hereof through the Closing Date they will use their commercially reasonable efforts to cause the Invensys Leases to be assigned to the Companies. In the event Sellers are unable to cause such Invensys Leases to be assigned to the Companies, Sellers acknowledge that they shall cooperate with Purchaser and that Purchaser and Sellers shall use commercially reasonable efforts to achieve a resolution of this matter which would operationally and economically achieve the objectives of such assignment.

     6.22 TRANSFER OF EMPLOYEES. The individuals listed on Schedule 6.22 who are currently employed by a Company or a Subsidiary shall have their employment transferred to Invensys or an Affiliate (other than a Company or a Subsidiary) on or prior to the Closing Date. Invensys will assume, and will indemnify and hold Purchaser, the Companies and the Subsidiaries harmless from any and all liabilities associated with such employees being employees of the Companies or the Subisdiaries.

     6.23   STEPHAN DRIVES PROPERTY.

            6.23.1 The Sellers shall use commercially reasonable efforts to acquire title to the property located at Ohsener Strasse 79-83, Hameln, Germany (the "STEPHAN DRIVES PROPERTY") prior to the Closing Date. Following the Closing, Sellers shall, jointly and severally, indemnify Purchaser, the Companies and the Subsidiaries for all Losses incurred by such Persons as a result of the failure of a Seller or an Affiliate of a Seller to acquire title to the Stephan Drives Property prior to the Closing Date and enter into the lease transaction contemplated by Section 6.23.2.

            6.23.2 If any Seller or any Affiliate of any Seller acquires title to the Stephan Drives property at any time, the Sellers will lease the Stephan Drives Property to Rexnord-Stephan GmbH and Co KG or an Affiliate designated by Purchaser (the "STEPHAN DRIVES LESSEE") on terms no less favorable to the Stephan Drives Lessee than those in effect as of the date hereof under the Lease Agreement, dated March 11, 1993, between Rexnord-Stephan GmbH & Co KG and Immobilien Development und Beteiligungsgesellschaft Niedersachsen GmbH, and otherwise in form and substance reasonably satisfactory to Purchaser, provided that the lease payments

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shall be made on a monthly basis and that the term of the lease will be fifteen
(15) years or such other term as may mutually be agreed between Purchaser and Invensys.

     6.24 COMPLETION OF SCHEDULE TO TRANSITION SERVICES AGREEMENT. Purchaser and Sellers shall use their commercially reasonable best efforts to agree upon the scope and pricing of services to be performed and received under the Transition Services Agreement as promptly as practicable, and complete the schedules thereto (that have not already been agreed to by the parties as of the date hereof, as attached to the form of Transition Services Agreement attached as Annex C hereto) on or prior to the Closing Date.

     6.25 NONSOLICITATION AND NONHIRE. Invensys covenants and agrees that the provisions of Sections 3 and 4 of the Form on Non-Competition Agreement attached hereto as Annex D are incorporated by reference herein and shall be in full force and effect as of the date hereof.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

     7.1 CONDITION PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on the Closing Date, of the following conditions (which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

            7.1.1 The representations and warranties of Sellers in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date (except to the extent that any representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); PROVIDED, HOWEVER, that in the event of a breach of a representation or warranty (except Sections 4.2 and 4.7), other than a representation or warranty qualified by a Company Material Adverse Effect, the condition set forth in this
Section 7.1 shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together results in a Company Material Adverse Effect.

            7.1.2 The covenants, obligations and agreements that Sellers are required to perform or comply with pursuant to this Agreement at or prior to Closing shall have been duly performed and complied with in all material respects.

            7.1.3 Purchaser shall have received the proceeds of the financing transaction contemplated by the Commitment Letters in the amounts, and on terms and conditions no less favorable to Purchaser than, as set forth therein, and with such other terms and conditions as are customary for similar transactions.

            7.1.4 There shall not have occurred any Company Material Adverse Effect or any event or circumstances that would reasonably be expected to result in a Company Material Adverse Effect.

     7.2 CONDITION PRECEDENT TO OBLIGATIONS OF SELLERS. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or

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prior to the Closing Date, of the following conditions (which may be waived by
Sellers in whole or in part to the extent permitted by applicable Law):

            7.2.1 The representations and warranties of Purchaser in this Agreement (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects, at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date (except to the extent that any representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

            7.2.2 The covenants, obligations and agreements that Purchaser is required to perform or comply with pursuant to this Agreement at or prior to Closing shall have been duly performed and complied with in all material respects.

     7.3 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by a party in whole or in part to the extent permitted by applicable Law):

            7.3.1 The consents, waivers, approvals or other authorizations of any Governmental Body listed on Schedule 4.6.2 and Schedule 5.3.2 shall have been obtained or otherwise satisfied and any other approvals of Governmental Bodies required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

            7.3.2 No Order issued by any court of competent jurisdiction or other Governmental Body restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

                                    ARTICLE 8

                            DOCUMENTS TO BE DELIVERED

     8.1 DOCUMENTS TO BE DELIVERED BY SELLERS. At the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser the following:

            8.1.1 Transfer documents respectively applicable to the Shares as provided by the relevant regulations respectively applicable to such Companies, such as stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached, transfer forms (ordres de mouvement), or deeds of transfer of shares (actes de cession de parts), as well as evidence that where applicable, the statutory bodies of any Company or any Subsidiary has approved the transfer of the Shares.

            8.1.2 written resignations of each of the directors of each Company and Subsidiary;

            8.1.3    all FIRPTA Certificates;

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            8.1.4    a Non-Competition Agreement in the form set forth in
Annex D;

            8.1.5 a duly executed counterpart to the Transition Services Agreement;

            8.1.6 a duly executed counterpart to the Trademark and Trade Name License Agreement;

            8.1.7 an opinion of Weil, Gotshal & Manges LLP, counsel to Sellers, dated as of the Closing Date, substantially in the form attached hereto as Annex E;

            8.1.8 an opinion of Victoria Hull, Senior Vice President and General Counsel of Invensys, dated as of the Closing Date, substantially in the form attached hereto as Annex F;

            8.1.9 a certificate executed by an officer of each Seller dated as of the Closing Date, evidencing compliance with the conditions set forth in Sections 7.1.1 and 7.1.2;

            8.1.10 documents reasonably satisfactory to Purchaser and Sellers relating to the consummation of the transactions contemplated by the Hansen termsheet attached as Annex G;

            8.1.11 If required under Section 6.18, a Transition Agreement for China, duly executed by such Sellers and such Affiliates of the Sellers as the parties to this Agreement and their respective counsel shall deem reasonably necessary or appropriate; and

            8.1.12   such other documents as Purchaser shall reasonably request.

     8.2 DOCUMENTS TO BE DELIVERED BY PURCHASER. At the Closing, Purchaser shall deliver to Sellers the following:

            8.2.1    evidence of the wire transfers referred to in Section
2.3.1;

            8.2.2 a duly executed counterpart to the Transition Services Agreement;

            8.2.3 an opinion of Latham & Watkins, counsel to Purchaser, dated as of the Closing Date, substantially in the form attached hereto as Annex H;

            8.2.4 a certificate executed by an officer of Purchaser dated as of the Closing Date, evidencing compliance with the conditions set forth in Sections 7.2.1 and 7.2.2;

            8.2.5 documents reasonably satisfactory to Purchaser and Sellers relating to the consummation of the transactions contemplated by the Hansen termsheet attached as Annex G;

            8.2.6 If required under Section 6.18, a Transition Agreement for China, duly executed by Purchaser;

            8.2.7 such other documents as Sellers shall reasonably request, including, where applicable, the deed(s) of transfer of shares (ACTE(S) DE CESSION DE PARTS) signed by Purchaser.

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

                                    ARTICLE 9

                                 INDEMNIFICATION

     9.1    GENERAL INDEMNIFICATION.

            9.1.1 Subject to Sections 9.2, 9.3 and 9.4, Sellers hereby agree to jointly and severally indemnify, defend and hold Purchaser, the Companies and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "PURCHASER INDEMNIFIED PARTIES") harmless from and against:

                   9.1.1.1 any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Sellers set forth in Article 4, other than those set forth in Section 4.11, or any representation or warranty contained in any certificate delivered by or on behalf of Sellers pursuant to this Agreement, to be true and correct in all respects as of the date made and as of the Closing Date;

                   9.1.1.2 any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Sellers under this Agreement;

                   9.1.1.3  any Excluded Liability; and

                   9.1.1.4  any Pre-Closing Environmental Liability.

            9.1.2 Subject to Section 9.2 and Section 9.4, Purchaser hereby agrees to indemnify, defend and hold Sellers, and their respective Affiliates, agents, successors and assigns harmless from and against:

                   9.1.2.1 any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Purchaser set forth in Article 5, or any representation or warranty contained in any certificate delivered by or on behalf of Purchaser pursuant to this Agreement, to be true and correct as of the date made and as of the Closing Date; and

                   9.1.2.2 any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Purchaser under this Agreement.

            9.1.3 The provisions of this Section 9.1 and Section 9.5 shall not apply to Taxes, which shall be governed by the provisions of Section 9.6.

     9.2    LIMITATIONS ON INDEMNIFICATION.

            9.2.1 An indemnifying party shall not have any liability for breaches of representations and warranties under Section 9.1.1.1 or Section
9.1.2.1 (other than with respect to the representations and warranties set forth in Sections 4.3, 4.4, 4.7, 4.16.16, 4.21 and 5.6) or for Pre-Closing
Environmental Liabilities under Section 9.1.1.4:

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            (i)    with respect to any individual claim, unless and until the
Losses claimed exceed Seventy Five Thousand Dollars ($75,000) (the "DE MINIMIS AMOUNT");

            (ii)   with respect to any claim for indemnification under Section
9.1.1.1 or Section 9.1.2.1, unless and until the total amount of Losses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the breach of all representations and warranties of the Sellers or the Purchaser, as applicable, exceed(s), in the aggregate, Ten Million Dollars ($10,000,000) (the "DEDUCTIBLE"), disregarding any individual claim that does not exceed the De Minimis Amount; and then only to the extent that such Losses exceed the Deductible;

            (iii) with respect to any claim for indemnification under Section 9.1.1.4, unless and until the total amount of Losses to the indemnified parties resulting from Pre-Closing Environmental Liabilities, exceeds, in the aggregate, Two Million Dollars ($2,000,000) (the "BASKET"), disregarding any individual claim that does not exceed the De Minimus Amount; provided, that if the total of such Losses of all Purchaser Indemnified Parties exceed the amount of the Basket, then each Purchaser Indemnified Party shall, subject to Section 9.2.1(iv), be entitled to recover the entire amount of such indemnified party's Losses; and

            (iv) for any Losses in excess of Ninety Million Dollars ($90,000,000) (the "CAP") once the total amount of Losses to the indemnified parties indemnifiable under Section 9.1.1.1 and Section 9.1.1.4, as applicable, exceed, in the aggregate, the Cap.

            9.2.2 An indemnifying party shall not have any liability for Losses attributable to Downers Grove Liabilities in excess of an amount equal to the Final Purchase Price once the total amount of such Losses exceeds the Final Purchase Price.

            9.2.3 An indemnifying party shall not have any liability for Losses attributable to Asbestos Liabilities in excess of an amount equal to the Final Purchase Price once the total amount of such Losses exceeds the Final Purchase Price.

            9.2.4 An indemnifying party shall not have any liability for Losses attributable to the General Electric Transportation Dispute in excess of Fifteen Million Dollars ($15,000,000) once the total amount of such Losses exceeds Fifteen Million Dollars ($15,000,000).

            9.2.5 Anything in this Agreement to the contrary notwithstanding, in no event shall the aggregate amount of all Losses indemnifiable by the Sellers to the indemnified parties under Sections 9.1.1.1 and 9.1.1.4, and under
Section 9.1.1.3 with respect to Losses attributable to Downers Grove Liabilities, Asbestos Liabilities and the General Electric Transportation Dispute exceed the Purchase Price.

     9.3    SPECIAL LIMITATIONS ON INDEMNIFICATION FOR ENVIRONMENTAL LOSSES.

            9.3.1 Sellers shall have no obligation under Section 9.1.1.1 with respect to a breach of a representation and warranty set forth in Section 4.20, and no obligation under Section 9.1.1.4 with respect to a Pre-Closing Environmental Liability, to indemnify, defend and hold harmless Purchaser Indemnified Parties from and against any Losses arising in connection

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therewith ("ENVIRONMENTAL LOSSES") to the extent that such Environmental Losses
(a) result from (i) any change in the use of real property to non-industrial purposes or (ii) an investigation of environmental conditions at any Company Properties, involving physically invasive testing procedures such as soil and groundwater sampling, undertaken by or for the Purchaser Indemnified Parties, other than any such investigation (A) affirmatively required under applicable Law, (B) required by any Order, (C) reasonably determined by Purchaser in good faith to be necessary in connection with any BONA FIDE construction or material maintenance activity (including expansion of any facility) at any Company Property where such construction, maintenance or repair does or would reasonably be expected to require access to, or disturbance of, soil or groundwater or (D) approved by Sellers in writing, which approval shall not be unreasonably withheld or (b) result from Remedial Actions that are inconsistent with the standard of care set forth in Section 9.3.2.

            9.3.2 Remedial Actions shall be conducted in a reasonable and cost effective manner, to standards applicable to industrial use properties, and, to the extent applicable to that particular site, may include the use of risk-based cleanup standards, natural attenuation, and deed restrictions to obtain closure where appropriate and available.

            9.3.3 Notwithstanding any other provision of this Agreement, and subject to the limitations set forth in Section 9.2, Sellers shall (a) manage and control the Remedial Action and resolution of any claim arising out of or relating to the Downers Grove Liabilities and (b) have the right, but not the obligation, to manage and control any Remedial Action for which indemnification is provided under Section 9.1.1.1 or 9.1.1.4 of this Agreement if the cost of any such Remedial Action would either individually or in the aggregate reasonably be expected to exceed the Basket in Section 9.2.1(iii). To this end, Sellers shall have ten (10) days after receipt of notice of a claim for potential Remedial Action from Purchaser to accept responsibility for such Remedial Action. Until such time that the Basket is reached or expected to be reached, Purchaser may take all reasonable actions to the extent consistent with
Section 9.3.2. If Sellers has or takes responsibility for any Remedial Action, including Downers Grove Liabilities, Purchaser shall provide Sellers and its contractors and subcontractors with reasonable access to the affected properties for the purpose of implementing any such Remedial Action, and Purchaser shall cooperate with Sellers' activities, including signing necessary documentation for the implementation, monitoring and completion of such Remedial Action, provided that Sellers indemnify, defend and hold harmless Purchaser from all Losses that result from such cooperation that are not attributable to the gross negligence or willful misconduct of the Purchaser or the Companies. The party implementing the Remedial Action shall control any and all communication with Governmental Bodies having jurisdiction over the Remedial Action; provided the party implementing the Remedial Action shall provide the other party with the opportunity to review and comment on new or materially revised plans for the Remedial Actions and shall incorporate such reasonable comments to the extent consistent with section 9.3.2 of this Agreement; provided that the party controlling the Remedial Action shall make the final determination as to the content of the filing, provided that such content is reasonably acceptable to the other party. Notwithstanding the foregoing, the party implementing the Remedial Action shall provide the other party with periodic reports on the progress of the Remedial Action. Purchaser shall cooperate with Seller in undertaking such Remedial Action and Purchaser shall use commercially reasonable efforts to assist Seller in obtaining no further action determination or similar determination from the applicable Governmental Body indicating that no additional

                                       50
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Remedial Action is required; provided Seller will reimburse Purchaser for its reasonable out-of-pocket expenses in connection with providing such cooperation and assistance. Seller shall coordinate any Remedial Action with Purchaser and shall ensure that any such Remedial Action does not unreasonably interfere with Purchaser's use and operation of the property.

     9.4    SURVIVAL OF CLAIMS.

            9.4.1 The representations and warranties of Purchaser and Sellers contained in this Agreement shall survive the Closing solely for purposes of
Article 9 and such representations and warranties shall terminate at the close of business on the date that is eighteen (18) months after the Closing Date; PROVIDED, HOWEVER, that (i) the representations and warranties contained in Sections 4.3, 4.4, 4.7 and 4.16.16, shall survive the Closing and remain in effect indefinitely, (ii) the representations and warranties contained in
Section 4.20 shall terminate on the date that is seven (7) years after the Closing Date, and (iii) the representations and warranties contained in Section
4.11 and Section 4.16 (other than the representations contained in Section 4.16.16) shall survive the Closing and any investigation by the parties with respect thereto until the expiration of the applicable statute of limitations (including extensions thereof) plus sixty (60) days. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for indemnification of a Loss asserted within such period of survival as herein provided will be timely made for purposes hereof.

            9.4.2 Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely.

            9.4.3 Any claim for indemnification under Section 9.1.1.3 with respect to Losses attributable to Downers Grove Liabilities which is not asserted by notice given as herein provided within ten (10) years of the Closing Date may not be pursued and is hereby irrevocably waived after such time. Any claim for indemnification of a Loss asserted within such period of survival as herein provided will be timely made for purposes hereof.

            9.4.4 Any claim for indemnification under Section 9.1.1.4 with respect to Losses attributable to Pre-Closing Environmental Liabilities which is not asserted by notice given as herein provided within seven (7) years of the Closing Date may not be pursued and is hereby irrevocably waived after such time. Any claim for indemnification of a Loss asserted within such period of survival as herein provided will be timely made for purposes hereof.

     9.5    GENERAL INDEMNIFICATION PROCEDURES.

            9.5.1 In the event that any Legal Proceedings shall be instituted or any claim or demand ("CLAIM") shall be asserted by any third party in respect of which payment may be sought under Section 9.1 (regardless of the De Minimis Amount or the Basket referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. Such notice shall identify specifically the basis under which

                                       51
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indemnification is sought pursuant to Section 9.1 and enclose true and correct copies of any written document furnished to the indemnified party by the Person that instituted the Claim. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; PROVIDED, HOWEVER, the indemnifying party shall not settle any Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within ten
(10) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the reasonable expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; PROVIDED, HOWEVER, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party (i) if so requested by the indemnifying party to participate or (ii) if, in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and PROVIDED, FURTHER, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. The indemnified party shall promptly supply to the indemnifying party copies of all correspondence and documents relating to or in connection with such Claim and keep the indemnifying party reasonably informed of all developments relating to or in connection with such Claim (including, without limitation, providing to the indemnifying party on request updates and summaries as to the status thereof).

            9.5.2 After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice; PROVIDED, that expenses incurred by an indemnified party with respect to any Claim for which such indemnified party is entitled to indemnification pursuant to this Article 9 shall be reimbursed by the indemnifying party promptly upon receipt of a written request for reimbursement therefore from the indemnified party.

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            9.5.3    The failure of the indemnified party to give reasonably
prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual Loss and prejudice as a result of such failure.

     9.6    TAX MATTERS.

            9.6.1    TAX INDEMNIFICATION.

                   9.6.1.1 Sellers hereby agree to jointly and severally indemnify Purchaser Indemnified Parties and defend and hold them harmless from all Losses based upon, related to or resulting from (i) any liability for Excluded Taxes, (ii) the failure of any representation or warranty of Sellers contained in Section 4.11 to be true and correct, (iii) any liability for Transfer Taxes imposed on Sellers pursuant to Section 10.2, and (iv) any liability for Taxes that arises in connection with netting Final Intercompany Receivables and Final Intercompany Payables pursuant to section 2.2.2.3 of this Agreement (e.g., as a result of the deemed distribution of cash or the deemed distribution of Intercompany Receivables from any Company or Subsidiary to Purchaser or its Affiliates, including each Company and Subsidiary) that is not included in the calculation of Final Netting Tax Amount provided in the case of
(i) and (ii), except to the extent Taxes are taken into account in the calculation of the Final Purchase Price pursuant to Section 2.2. Taxes as used in clause (iv) above shall be determined without regard to reference to any reduction in Taxes attributable to any Tax asset (e.g., any item of loss or credit or any carryforward of any loss or credit) of Purchaser or its Affiliates other than any foreign Tax credit attributable to netting Final Intercompany Receivables and Final Intercompany Payables pursuant to section 2.2.2.3 of this Agreement. Notwithstanding the foregoing, Sellers shall not indemnify and hold harmless Purchaser Indemnified Parties from any liability for Taxes attributable to any action taken not in the ordinary course of business after the Closing on the Closing Date or after the Closing Date by Purchaser, any of its Affiliates (including the Companies and the Subsidiaries) or any transferee of Purchaser or any of its Affiliates (other than any such action expressly required by applicable Law or by this Agreement including, without limitation, those required pursuant to Section 2.2.2.3 of this Agreement.) (a "PURCHASER TAX ACT") or attributable to a breach by Purchaser of its obligations under this Agreement.

                   9.6.1.2 Purchaser shall, and shall cause the Companies and Subsidiaries to, indemnify Sellers and their Affiliates and each of their respective officers, directors, employees, stockholders, agents, successors or assigns and representatives and defend and hold them harmless from all Losses based upon, related to or resulting from (i) any liability for Taxes of the Companies and the Subsidiaries for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Purchaser's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period), (ii) any liability for Transfer Taxes imposed on Purchaser pursuant to Section 10.2, (iii) any liability for Taxes that are taken into account in the calculation of the Final Purchase Price pursuant to Section 2.2, and (iv) any liability for Taxes attributable to a Purchaser Tax Act or to a breach by Purchaser of its obligations under this Agreement.

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                   9.6.1.3  In the case of any taxable period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"):

                            9.6.1.3.1  real, personal and intangible property
Taxes ("PROPERTY TAXES") of the Companies and Subsidiaries allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

                            9.6.1.3.2  the Taxes (other than Property Taxes) of
the Companies or the Subsidiaries allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each period.

            9.6.2    PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS.

                   9.6.2.1 If one party is responsible for the payment of Taxes pursuant to Section 9.6.1 (the "TAX INDEMNIFYING PARTY"), and the other party (the "TAX INDEMNIFIED PARTY") receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim (a "TAX CLAIM") with respect to such Taxes, the Tax Indemnified Party shall promptly notify the Tax Indemnifying Party in writing of such Tax Claim. If notice of a Tax Claim is not given to the Tax Indemnifying Party within a sufficient period of time to allow such party effectively to contest such Tax Claim, or in reasonable detail to apprise such party of the nature of the Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party (or any of its Affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives) to the extent that the Tax Indemnifying Party position is actually prejudiced as a result thereof.

                   9.6.2.2 With respect to any Tax Claim for which the Tax Indemnifying Party acknowledges in writing that it is liable for indemnity payments under this Article 9, the Tax Indemnifying Party shall assume and control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative proceedings with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund or contest the Tax Claim in any permissible manner; PROVIDED, HOWEVER, that (i) in the case of a Tax Claim relating to Taxes of a Company or Subsidiary for a Straddle Period, Seller and Purchaser shall jointly control all proceedings taken in connection with any such Tax Claim and (ii) if any Tax Claim could reasonably be expected to have an adverse effect on (A) Purchaser, any Company, any Subsidiary or any of their Affiliates in any taxable period beginning after the Closing Date, the Tax Claim shall not be settled or resolved without Purchaser's consent, which consent shall not be unreasonably withheld or (B) Sellers or any of their Affiliates in any taxable period ending on or before the Closing Date, the Tax Claim shall not be settled or resolved without Sellers' consent, which consent shall not be unreasonably withheld.

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                   9.6.2.3  The Tax Indemnified Party and each of its respective
Affiliates shall cooperate with the Tax Indemnifying Party in contesting any Tax Claim, which cooperation shall include the retention and (upon the Tax Indemnifying Party's request) the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

                   9.6.2.4 In no case shall the Tax Indemnified Party, any Company or Subsidiary or any of their respective officers, directors, employees, stockholders, agents or representatives settle or otherwise compromise a Tax Claim without the Tax Indemnifying Party's prior written consent if the Tax Indemnifying Party has acknowledged in writing that it is liable for the Tax Claim. Neither party shall settle a Tax Claim relating to Taxes of a Company or Subsidiary for a Straddle Period without the other party's prior written consent, which consent shall not be unreasonably withheld.

            9.6.3 RESPONSIBILITY FOR PREPARATION AND FILING OF TAX RETURNS AND AMENDMENTS.

                   9.6.3.1 For any taxable period of the Companies or the Subsidiaries that includes (but does not end on) the Closing Date, Purchaser shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such returns, reports and forms; provided that Sellers shall pay Purchaser for any amount owed by Sellers pursuant to Section 9.6.1.1 with respect to the taxable periods covered by such Tax Returns no later than three (3) days before such payments are due. All such Tax Returns shall be prepared on a basis consistent with past practice (unless otherwise required by Law). Purchaser shall furnish such Tax Returns to Sellers for their approval (which approval shall not be unreasonably delayed or withheld) at least twenty (20) days prior to the due date for filing such Tax Returns.

                   9.6.3.2 For any taxable period of the Companies or the Subsidiaries that ends on or before the Closing Date, Sellers shall timely prepare in accordance with past practice (unless otherwise required by Law) and Purchaser or Sellers, as appropriate, shall timely file with the appropriate authorities all Tax Returns required to be filed. Purchaser shall timely furnish Tax workpapers to Sellers upon request in accordance with Sellers' past custom and practice. Sellers shall pay all Taxes due with respect to such Tax Returns. Any Tax Returns to be filed by Purchaser or a Company or Subsidiary shall be furnished by Sellers to Purchasers or the appropriate Company or Subsidiary, as the case may be, for signature and filing at least five (5) days prior to the due date for filing such Tax Returns and Purchaser or applicable Company or Subsidiary, as the case may be, shall promptly sign and timely file any such Tax Return. Purchaser and Sellers agree to cause the Companies and the Subsidiaries to file all Tax Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

                   9.6.3.3 Subject to Section 9.6.5 of this Agreement, Sellers shall be responsible for filing any amended, consolidated, combined or unitary Tax Returns for taxable

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years ending on or prior to the Closing Date. Subject to Section 9.6.5 of this
Agreement, for those jurisdictions in which separate Tax Returns are filed by the Companies or the Subsidiaries, any required amended Tax Returns shall be prepared by Sellers and furnished to Purchaser or the Companies or the Subsidiaries, as the case may be, for signature and filing at least twenty (20) days prior to the due date for filing such Tax Returns, and Purchaser or applicable Company or Subsidiary, as the case may be, shall promptly sign and timely file any such amended Tax Return.

            9.6.4    COOPERATION.

                   9.6.4.1 Each of Sellers, the Companies, the Subsidiaries and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes complying with the requirements set forth in Section 6038A of the Code (including appointing the appropriate Company to act as a "limited agent" as set forth in Section 6038A(e)) and in resolving all disputes and audits with respect to all taxable periods.

                   9.6.4.2 Such cooperation shall include the retention and (upon the other party's request, at the other party's cost and expense, and at the time and place mutually agreed upon by the parties) the provision of records and information that are reasonably relevant to the preparation of any Tax Return, any such audit, litigation or other proceeding (including providing Purchaser with access to those portions of Tax Returns that were prepared on a consolidated, unity or group basis that relate solely to the Rexnord Business) and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, to the extent such information and/or explanation is readily available and within the control of the party to which such request is made. The responsibility to retain records and information shall include the responsibility to (i) retain such records and information as are required to be retained by any applicable taxing authority and (ii) retain such records and information in machine-readable format where appropriate (to the extent such records and information are in such format as of the Closing Date) such that the requesting party shall be able to readily access such records and information. Purchaser and Sellers shall (i) retain all books and records with respect to Tax matters pertinent to each of the Companies and Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention arrangements entered into with any taxing authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Purchaser, or Seller, as the case may be, shall allow the other party to take possession of such books and records at its sole cost and expense. The requesting party shall reimburse the other party for any reasonable out-of-pocket expenses, or costs of making employees available, upon receipt of reasonable documentation of such expenses or costs. Any information or explanation obtained pursuant to this
Section 9.6.4.2 shall be maintained in confidence, except (i) as may be legally required in connection with claims for refund or in conducting or defending any Tax audit or other proceeding or (ii) to the extent the disclosing party provides written permission for such disclosure.

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            9.6.5    REFUNDS AND CREDITS.

                   9.6.5.1 Any refunds or credits of Taxes of the Companies or the Subsidiaries for any Pre-Closing Tax Period or that are Excluded Taxes shall be for the account of Sellers other than refunds from any carryback (to the extent permitted under Section 9.6.5.2 of this Agreement) of any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date into any Pre-Closing Tax Period. Any refunds or credits of the Companies or the Subsidiaries for any taxable period beginning after the Closing Date shall be for the account of Purchaser. Any refunds or credits of Taxes of the Companies or the Subsidiaries for any Straddle Period shall be equitably apportioned between Sellers and Purchaser. Purchaser shall, if Sellers so request and at Sellers' expense, file for and obtain any refunds or credits, or cause the Companies or the Subsidiaries to file for and obtain any refunds or credits, to which Sellers are entitled under this Section 9.6.5; PROVIDED, Sellers shall not file, and Purchaser shall not be obligated to cause the Companies or the Subsidiaries to file to obtain any refunds or credits that could reasonably be expected to have an adverse effect on Purchaser, any Company, any Subsidiary or any of their Affiliates in any taxable period ending after the Closing Date unless Seller has obtained Purchaser's written consent, which consent shall not be unreasonably withheld. Purchaser shall permit Sellers to control the prosecution of any such refund claim, provided Sellers have complied with the preceding sentence.

                   9.6.5.2 Purchaser shall cause each Company and Subsidiary to elect, where permitted by applicable Law, to carry forward any Tax asset arising in a taxable period beginning after the Closing Date that would, absent such election, be carried back to a Pre-Closing Tax Period in which the Company or Subsidiary was included in a consolidated, combined or unitary return with Sellers or their Affiliates.

            9.6.6 FIRPTA CERTIFICATE. Each of the Sellers that was formed under the Laws of a jurisdiction within the United States shall provide to Purchaser a duly executed affidavit of non-foreign status that complies with
Section 1445 of the Code ("Non-Foreign Status Certificate"). Each Company that was formed under the Laws of a jurisdiction outside the United States and that has in effect an election under Section 897(i) of the Code shall provide to Purchaser a duly executed statement pursuant to Treasury Regulation Section 1.897-2(h) certifying that its Shares do not constitute U.S. real property interests within the meaning of Section 897(c)(1) of the Code ("USRPH Statement" and, together with a Non-Foreign Status Certificate, "FIRPTA Certificates").

            9.6.7 OTHER TAX MATTERS. The Sellers agree that Purchaser may make an election under Section 338(g) of the Code with respect to the purchase of the Shares of each Non-U.S. Company.

     9.7    EXCLUSIVE REMEDIES.

            9.7.1 The parties hereto agree that, following the Closing, their respective remedies under Article 9 of this Agreement are their exclusive remedies under this Agreement, including without limitation, any matter based on the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any party hereto contained herein or based on the failure of any covenant, agreement or undertaking herein (other than any claim for fraud), and

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the parties hereto hereby waive any claims with respect to any other right of contribution or indemnity available against any indemnifying party hereunder in such capacity on the basis of common law, statute or otherwise beyond the express terms of this Agreement; PROVIDED, HOWEVER, that this exclusive remedy for damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Seller Document or Purchaser Document; and

            9.7.2 Notwithstanding any other provision of this Agreement, the liability for indemnification of any indemnifying party under this Agreement shall not exceed the Losses of the party entitled to indemnification and shall not otherwise include special, punitive, exemplary or other similar damages, other than any such damages claimed by any third party in connection with any Claim.

            9.7.3 From and after the Closing Date, no Seller shall have any right of contribution against any Company or Subsidiary for any amount paid to pursuant to Article 9.

     9.8 ADJUSTMENTS FOR INSURANCE AND TAX BENEFITS. Any indemnification payable in accordance with Article 9 shall be net of any (i) amounts actually recovered (after deducting related costs and expenses) by the indemnified party for the Losses for which such indemnification payment is made under any insurance policy, warranty or indemnity from any Person other than a party hereto, and (ii) Tax benefits actually realized by the indemnified party in respect of any Losses for which such indemnification payment is made. The indemnifying party shall pay the indemnified party if, and to the extent that, any such Tax benefit is finally determined not to have been realized by the indemnified party. If any indemnification payment is determined by the relevant Governmental Body to be taxable to the indemnified party, the indemnifying party shall also indemnify the indemnified party for any increase in Tax liability by reason of receipt of the indemnity payment (including any payment under Article
9).

     9.9 TREATMENT OF INDEMNITY PAYMENTS. Sellers and Purchaser agree that all indemnification payments made in accordance with Article 9 will be treated by the parties as an adjustment to the Final Purchase Price.

     9.10 ADDITIONAL PROCEDURES FOR RETIREE WELFARE BENEFIT MODIFICATIONS CLAIMS. In the event that any Retiree Welfare Benefit Modifications Claim shall be instituted or asserted, Purchaser shall reasonably and promptly cause written notice (a "Claim Notice") of such claim to be provided to Sellers. In such event, Sellers shall have the obligation, at their sole expense, to defend against such claim (with legal counsel selected by Sellers and reasonably acceptable to Purchaser) and to negotiate, settle or otherwise deal with such claim; PROVIDED, THAT, no Seller shall settle any such claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. If Sellers fail to assume defense of any such claim within thirty (30) days of receipt of the relevant Claim Notice, or thereafter ceases to vigorously defend such claim (absent settlement thereof), Purchaser shall have the right (at the option of Purchaser) to defend, negotiate, settle or otherwise deal with such claim (at the cost and expense of Sellers). In the event that Purchaser assumes defense of any such claim pursuant to the immediately preceding sentence, Sellers shall, within five (5) Business Days of receipt from Purchaser of written request therefore, advance the Purchaser the reasonable estimated cost and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred or to be

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incurred in connection with the defense of such claim. Except as otherwise provided in this Section 9.10, the procedures set forth in Section 9.5 shall otherwise apply to the defense of any Retiree Welfare Benefit Modifications Claim.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1   CERTAIN DEFINITIONS.

            For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.1:

            "ABO" shall have the meaning set forth in Section 6.3.7.3.

            "ACCOUNTING PRINCIPLES" shall mean the financial accounting principles and practices used in the preparation of the Interim Financial Statements as modified and supplemented by the accounting principles set forth in Schedule 2.2.

            "ADJUSTMENT AMOUNT" shall have the meaning set forth in Section
2.3.2.

            "ADJUSTMENT STATEMENT" shall have the meaning set forth in Section 2.2.1.2.

            "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

            "AGREEMENT" shall have the meaning set forth in the first paragraph hereof.

            "AIRCRAFT LIABILITY POLICY" means any insurance policy held by Sellers or any of their Affiliates insuring against any Loss or other liability in respect of any aircraft product, aircraft component or other item used in any aircraft manufactured, sold, designed or produced, or related services rendered, in connection with the Rexnord Business.

            "ANTICIPATED SAVINGS" shall have the meaning set forth in Section 2.5.1.

            "APBO" shall have the meaning set forth in Section 2.5.1.

            "APPLICABLE RATE" shall have the meaning set forth in Section 2.3.3.

            "APPROVED ABSENCE" shall have the meaning set forth in Section
6.3.1.

            "ASBESTOS LIABILITY" shall mean any Losses (including, without limitation, defense costs) arising out of, relating to or attributable to the actual or alleged exposure of any Person to asbestos or asbestos containing material arising out of, in connection with, or as a result of the manufacture, marketing, use, sale, distribution or handling by Invensys or its Affiliates, including the Companies or the Subsidiaries, or any predecessor entities thereto, of any product containing asbestos or asbestos containing materials including, without limitation, any claim asserted by any Person related to any actual or alleged exposure to asbestos; provided

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asbestos liabilities shall not include any claim that relates to the existence, operation, maintenance, removal or disposal of any asbestos-containing building materials present at any property owned, operated or leased by the Company or any Subsidiary.

            "ASSUMED SALARIED PENSION PLAN LIABILITIES" shall have the meaning set forth in Section 6.3.7.1.

            "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.8.

            "BALANCE SHEET" shall have the meaning set forth in Section 4.8.

            "BALANCE SHEET DATE" shall have the meaning set forth in Section
4.8.

            "BASELINE TRADE WORKING CAPITAL" shall mean Two Hundred Three Million Seven Hundred Thousand Dollars ($203.7 million).

            "BASKET" shall have the set forth in Section 9.2.1.

            "BH" shall have the meaning set forth in the first paragraph hereof.

            "BTR" shall have the meaning set forth in the first paragraph hereof.

            "BTRF" shall have the meaning set forth in the first paragraph hereof.

            "BTR HOLDINGS" shall have the meaning set forth in the first paragraph hereof.

            "BTR INDUSTRIES" shall have the meaning set forth in the first paragraph hereof.

            "BUSINESS DAY" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

            "CAP" shall have the meaning set forth in Section 9.2.1.

            "CAPITAL EXPENDITURE BUDGET" shall have the meaning set forth in
Section 4.10.12.

            "CASH AND CASH EQUIVALENTS" means all cash and cash equivalents of the Companies and the Subsidiaries, expressed in U.S. Dollars as of the Determination Time, other than Excluded Cash.

            "CLAIM" shall have the meaning set forth in Section 9.5.1.

            "CLAIM NOTICE" shall have the meaning set forth in Section 9.10.

            "CLOSING" shall have the meaning set forth in Section 3.1.

            "CLOSING DATE" shall have the meaning set forth in Section 3.1.

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            "CLOSING MANAGEMENT ACCOUNTS" means the reports and schedules identified in Schedule 2.2 generated from the books and records of the Companies as at and for the period ending on the Determination Time, prepared on a basis consistent with the June Management Accounts (as defined in Schedule 2.2) which include the Interim Financial Statements and on the basis that the Determination Time shall be treated as if it were a normal reporting period end.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            "COMMITMENT LETTERS" shall have the meaning set forth in Section 5.7.1.

            "COMMITMENT" shall have the meaning set forth in Section 6.12.

            "COMPANY" and "COMPANIES" shall have the meanings set forth in the first recital hereof.

            "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on or material adverse change in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Companies and the Subsidiaries (taken as a whole); provided, however, that any (i) change in the United States economy as a whole or the international economy or (ii) any act of war, sabotage or terrorism, military action or escalation thereof shall not, in and of itself, constitute a Company Material Adverse Effect.

            "COMPANY PLANS" shall have the meaning set forth in Section 4.16.1.

            "COMPANY PROPERTY" and "COMPANY PROPERTIES" shall have the meaning set forth in Section 4.12.

            "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement.

            "DCCA" means the Defense Contract Audit Agency of the government of the United States of America, its agencies and intrumentalities.

            "DE MINIMIS AMOUNT" shall have the meaning set forth in Section
9.2.1.

            "DEDUCTIBLE" shall have the meaning set forth in Section 9.2.1.

            "DETERMINATION TIME" shall mean the close of business on the Closing Date.

            "DOWNERS GROVE LIABILITIES" means any obligation or responsibility of Rexnord Corporation, any Company, Subsidiary, Seller or their Affiliates arising out of or related to the presence or migration of chlorinated solvents in or to the groundwater beneath the Ellsworth Industrial Park or the surrounding area to the extent such solvents were released at, on or from the Rexnord facility at 2400 Curtiss Avenue, Downers Grove, IL, on or prior to the Closing Date, whether such release was to soil or groundwater, including, without limitation, any obligation Rexnord Corporation has as a result of Region 5 of the United States Environmental Protection Agency identifying Rexnord Corporation, any Company, Subsidiary, Seller, or any of their Affiliates as a potentially responsible party at the Ellsworth Industrial Park Site, Wisconsin

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Avenue, in Downers Grove, IL, and any lawsuits against or involving Rexnord
Corporation, any Company, Subsidiary, Seller or any of their Affiliates stemming from such contamination or identification.

            "EFFECTIVE TIME" shall have the meaning set forth in Section 1.1.

            "EMPLOYEES" shall have the meaning set forth in Section 6.3.1.

            "ENVIRONMENTAL LAW" means any applicable foreign, federal, state or local statute, regulation, ordinance, or rule of common law in effect as of the Closing relating to the protection of the environment including, without limitation, any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C.
Section 7401 ET SEQ.) the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
Section 136 ET SEQ.), and the regulations promulgated pursuant thereto.

            "ENVIRONMENTAL LOSSES" shall have the meaning set forth in Section 9.3.1.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ESTIMATED EXTERNAL CASH/DEBT BALANCE" shall mean Sellers' estimate of Final External Cash/Debt Balance to be provided to Purchaser pursuant to
Section 2.1.2.

            "ESTIMATED FINAL INTERCOMPANY PAYABLES" shall mean Sellers' estimate of Final Intercompany Payables to be provided to Purchaser pursuant to Section 2.1.3.

            "ESTIMATED FINAL INTERCOMPANY RECEIVABLES" shall mean Sellers' estimate of Final Intercompany Receivables to be provided to Purchaser pursuant to Section 2.1.3.

            "ESTIMATED NETTING TAX AMOUNT" shall have the meaning set forth in
Section 2.1.3. Taxes for the purpose of the definition of "Estimated Netting Tax Amount" shall be determined without regard to reference to any reduction in Taxes attributable to any Tax asset (e.g., any item of loss or credit or any carryforward of any loss or credit) of Purchaser or its Affiliates other than any foreign Tax credit attributable to netting Final Intercompany Receivables and Final Intercompany Payables pursuant to section 2.2.2.3 of this Agreement.

            "EXCLUDED CASH" means Cash and Cash Equivalents held by the Companies and the Subsidiaries organized in a state outside the United States as of the Determination Time other than cash and cash equivalents that may, immediately following Closing, be applied to repay any Indebtedness of any Company or any Subsidiary outstanding immediately following Closing (other than Post-Closing Intercompany Debt) without violation of any Law or the imposition of any Tax or similar fee or charge or any adverse Tax consequence on Purchaser, any Company or any Subsidiary or payment of any prepayment penalty or premium.

            "EXCLUDED CASH PERIOD" shall have the meaning set forth in Section 6.17.

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            "EXCLUDED FRENCH COMPANY" shall have the meanings set forth in the first recital hereof.

            "EXCLUDED LIABILITIES" means any liabilities or other Losses of Sellers, the Companies or any of their respective subsidiaries arising out of, under or relating to (i) any business, business unit or business activity other than the Rexnord Business, (ii) any business, business unit or facility previously sold or disposed of by Sellers, the Companies or any of their subsidiaries, (iii) any contract or agreement entered into in connection with the sale or disposition of any business, business unit or facility (whether effected by asset sale, stock sale, merger, consolidation or otherwise) by the Companies or the Subsidiaries, (iv) Downers Grove Liabilities, (v) Asbestos Liabilities, (vi) the General Electric Transportation Dispute, (vii) any Retiree Welfare Benefit Modifications Liability, and (viii) payment obligations relating to the transactions contemplated by this Agreement, including, without limitation, attorney, investment banking, accounting and other advisor fees and any bonus or other compensation payable to any officer, director, employee, consultant, agent or adviser by Sellers, the Companies or any of their subsidiaries in connection with the transactions contemplated hereby, and any liabilities incurred in connection with effecting the transactions described in Sections 6.19 and 6.20, and (ix) inability of the Sellers to obtain any consent or waiver of the respective lessor alleged to be required in connection with the transactions contemplated hereby relating to the properties leased by the Rexnord Corporation in Benton Harbor, MI (37,036 square feet) and in Cudahy, WI (100,000 square feet), on or before the Closing Date.

            "EXCLUDED TAXES" means any liability, obligation or commitment, whether or not accrued, assessed or currently due and payable (i) for any Taxes of the Companies or the Subsidiaries for any Pre-Closing Tax Period and (ii) with respect to any Pre-Closing Tax Period as a result of the Companies or the Subsidiaries having liability for the Taxes of any other person (as defined in section 7701(a)(1) of the Code) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

            "FACTORING AGREEMENTS" means the factoring agreements by and between
(i) Brook Hansen SA and Barclays Bank plc, (ii) BTR France SAS and Barclays Bank plc, (iii) Rexnord NV and Barclays Bank plc and (iv) Rexnord Stephan GmbH and Barclays Bank plc.

            "FINAL EXTERNAL CASH/DEBT BALANCE" means the Cash and Cash Equivalents less the aggregate of all Indebtedness (excluding the letters of credit, bid bonds and performance bonds listed on Schedule 6.12, and any guarantee by a Company or a Subsidiary of Indebtedness of another Company or Subsidiary)of the Companies and the Subsidiaries (including all accrued and unpaid interest and any prepayment penalties or premiums payable in the event that such Indebtedness was paid in full on the Closing Date), excluding Final Intercompany Payables and Final Intercompany Receivables, expressed in United States Dollars as of the Determination Time (which may be a positive or a negative amount).

            "FINAL INTERCOMPANY PAYABLES" means, in relation to each Company or Subsidiary, the aggregate of all outstanding amounts owed by such Company or Subsidiary to Invensys and its Affiliates (other than a Company or a Subsidiary) as of the Determination Time.

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            "FINAL INTERCOMPANY RECEIVABLES" means, in respect of Invensys and its Affiliates, the aggregate of all outstanding amounts owed by Invensys and its Affiliates (other than a Company or a Subsidiary) to any Company or Subsidiary as of the Determination Time.

            "FINAL NET INTERCOMPANY AMOUNT" shall have the meaning set forth in
Section 2.2.2.3.

            "FINAL NETTING TAX AMOUNT" means the amount of Taxes in respect of periods other than Pre-Closing Tax Periods (including any increase in Tax liability by reason of receipt of payments pursuant to Section 2.2.2.4. of this Agreement) that arises in connection with netting Final Intercompany Receivables and Final Intercompany Payables pursuant to section 2.2.2.3 of this Agreement (e.g., as a result of the deemed distribution of cash or the deemed distribution of Intercompany Receivables from any Company or Subsidiary to Purchaser or its Affiliates). Taxes for the purpose of the definition of "Final Netting Tax Amount" shall be determined without regard to reference to any reduction in Taxes attributable to any Tax asset (e.g., any item of loss or credit or any carryforward of any loss or credit) of Purchaser or its Affiliates other than any foreign Tax credit attributable to netting Final Intercompany Receivables and Final Intercompany Payables pursuant to section 2.2.2.3 of this Agreement.

            "FINAL PURCHASE PRICE" shall have the meaning set forth in Section 2.1.

            "FINAL TRADE WORKING CAPITAL" shall have the meaning set forth in
Schedule 2.2.

            "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.8.

            "FIRPTA CERTIFICATES" shall have the meaning set forth in Section 9.6.6.

            "FOREIGN COMPANIES" shall have the meaning set forth in Section 4.11.9.

            "FOREIGN GOVERNMENTAL APPROVAL" shall have the meaning set forth in
Section 6.10.

            "FRENCH ADDENDUM" shall have the meaning set forth in Section 1.1.

            "FRENCH SHARES" shall have the meaning set forth in Section 1.1.

            "GENERAL ELECTRIC TRANSPORTATION DISPUTE" means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand on behalf of General Electric Transportation Services relating to the alleged breach of contract and breach of implied warranties brought against Rexnord Corporation asserted in General Electric Company v. Rexnord Corporation, United States District Court for the Western District of Pennsylvania, Case Number 02129.

            "GOVERNMENT CONTRACTS" shall mean any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Companies or of the Subsidiaries that is with the United States Government, or any U.S. state or local government, including, among other things, all contracts and work authorizations to supply goods and services to the United States Government.

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            "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

            "HAZARDOUS MATERIAL" means any substance, material or waste that is characterized, classified or designated under any Environmental Law as hazardous, toxic, pollutant, contaminant or words of similar meaning or effect, including without limitation, petroleum and its by-products, asbestos, and polychlorinated biphenyls.

            "HSML" shall have the meaning set forth in the first paragraph hereof.

            "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended.

            "HTIL" shall have the meaning set forth in the first paragraph hereof.

            "IFS" shall have the meaning set forth in the first paragraph hereof.

            "IHL" shall have the meaning set forth in the first paragraph hereof.

            "INACTIVE EMPLOYEE" shall have the meaning set forth in Section
6.3.1.

            "INDEBTEDNESS" of any Person means (i) all liabilities and obligations of such Person for borrowed money or evidenced by notes, bonds or similar instruments, (ii) obligations in respect of the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (iii) obligations in respect of capitalized leases (which are properly classified as "capital leases" in accordance with U.S.
GAAP), (iv) obligations in respect of letters of credit, acceptances or similar obligations, (v) obligations under interest rate cap agreements, interest rate swap agreements, foreign currency exchange contracts or other hedging contracts and (vi) any guarantee of the obligations of another Person with respect to any of the foregoing (for the avoidance of doubt, this definition of Indebtedness does not include performance bonds or guarantees of any Company or any Subsidiary in respect of ordinary course performance obligations in connection with commercial contracts).

            "INITIAL FRENCH PURCHASE PRICE" shall have the meaning set forth in
Section 1.1.

            "INITIAL PURCHASE PRICE" shall have the meaning set forth in Section 2.1.

            "INTELLECTUAL PROPERTY" means all rights under patent, copyright, trademark or trade secret law or any other statutory provision or common law doctrine, know how, and all other intellectual property or proprietary rights of any kind or character.

            "INTERCOMPANY RECEIVABLES" means amounts owned by Invensys and each of its Affiliates (other than a Company or a Subsidiary) to each Company or Subsidiary as of the Determination Time.

            "INTERIM BALANCE SHEET" shall have the meaning set forth in Section 4.8.

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            "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.8.

            "INVENSYS" shall have the meaning set forth in the first paragraph hereof.

            "INVENSYS PENSION PLAN" shall have the meaning set forth in Section 4.16.8.

            "INVENSYS PLANS" shall have the meaning set forth in Section 4.16.1.

            "KNOWLEDGE OF PURCHASER" means the actual knowledge of the senior officers of Purchaser or other employees of Purchaser actively involved in the transactions contemplated hereby.

            "KNOWLEDGE OF SELLERS" means the actual knowledge of each of Jeremy Morcom, Victoria Hull, Alun George, Glyn Fullelove, Bob Hitt, Tom Smith, Tom Jansen, Irwin Shur, Mike Andrzejewski, Lance Fleming, Joe Wilsted, Jim Richard and Tindaro Caputo.

            "LAW" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

            "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

            "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

            "LOSSES" means any and all losses, claims, expenses, damages, judgments, settlements, debts, liabilities, penalties, fines, obligations, interest (including prejudgment interest), costs and expenses (including court costs and reasonable attorneys' fees and expenses and costs of investigation), whether or not arising from any Claim.

            "MATERIAL CONTRACTS" shall have the meaning set forth in Section
4.15.

            "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4.16.7.

            "NEW US HOLDCO" shall have the meaning set forth in Section 9.6.7.

            "NON-U.S. COMPANY" means a Company formed under the laws of a jurisdiction outside the United States.

            "NON-U.S. EMPLOYEES" shall have the meaning set forth in Section 6.3.1.

            "NON-U.S. PLANS" shall have the meaning set forth in Section 4.16.1.

            "OBJECTION NOTICE" shall have the meaning set forth in Section 2.2.1.3.

            "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

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            "OWNED PROPERTY" and "OWNED PROPERTIES" shall have the meaning set forth in Section 4.12.

            "PARTIALLY USEABLE FORM" means Useable Form, except for (a) the requirements set forth in clause (b)(iii) of the definition of Useable Form and
(b) the requirement that the notes to the referenced financial statements include supplemental consolidating financial information required by Rule 3-10 of Regulation S-X for the periods presented.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PENSION DETERMINATION DATE" shall have the meaning as set forth in
Section 2.5.2.

            "PENSION PLAN" shall have the meaning as set forth in Section
4.16.6.

            "PERMITS" means any approvals, authorizations, consents, licenses, permits, security clearances relating to Government Contracts or certificates.

            "PERMITTED EXCEPTIONS" means (i) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established in accordance with the Accounting Principles therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated which do not materially detract from the value of or materially interfere with the present use of any Company Property subject thereto or affected thereby; (iv) all matters caused directly or indirectly by Purchaser; and (v) such other imperfections in title, charges, easements, restrictions, encumbrances and matters revealed by a plat of survey or title commitment made available to Purchaser prior to the date hereof for which a title insurer chosen by Sellers agrees to provide title insurance coverage to Purchaser on or before the Closing Date.

            "PERSON" means any individual, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization or other entity (including a Governmental Body).

            "PERSONNEL" shall have the meaning set forth in Section 4.10.10.

            "POST-CLOSING INTERCOMPANY DEBT" means any Indebtedness of any Company or any Subsidiary to Purchaser, any other Affiliate of Purchaser or any other Company or any Subsidiary incurred on or following the Closing Date.

            "PRE-CLOSING ENVIRONMENTAL LIABILITIES" means any and all Losses arising out of, relating to or attributable to any condition of any Real Property owned, leased or operated by the Companies and the Subsidiaries and any predecessor entities thereto, or any other property formerly owned or leased by Invensys and its Affiliates, including any Company or any Subsidiaries, or that is attributable to the operations or properties of the Rexnord Business

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(including, without limitation, any condition at, or the presence of Hazardous
Materials at, on or under, any real property owned, leased or operated by any third party (including any Superfund site)), including soil, surface water and groundwater contamination resulting from the disposal or release of Hazardous Materials, which condition was in existence on, or arose from, such property on or before the Closing Date; PROVIDED, HOWEVER, that Pre-Closing Environmental Liabilities shall not include (i) any Asbestos Liabilities, (ii) Downers Grove Liabilities, or (iii) any Losses attributable to the presence of building materials that contain Hazardous Materials, including lead based paint or asbestos containing building materials, the presence of which complied with Environmental Laws on the Closing Date.

            "PRE-CLOSING TAX PERIOD" means, with respect to any Company or Subsidiary any Tax period ending on or before the Closing Date and the portion of any Straddle Period that ends on the Closing Date.

            "PRODUCTS" means all current commercial products of the Rexnord Business.

            "PROPERTY TAXES" shall have the meaning set forth in Section 9.6.1.3.1.

            "PURCHASER" shall have the meaning set forth in the first paragraph hereof.

            "PURCHASER DC PLAN" shall have the meaning set forth in Section
6.3.6.

            "PURCHASER DOCUMENTS" shall have the meaning set forth in Section
5.2.

            "PURCHASER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 9.1.1.

            "PURCHASER TAX ACT" shall have the meaning set forth in Section 9.6.1.1.

            "PURCHASER'S SALARIED PLANS" shall have the meaning set forth in
Section 6.3.7.1.

            "PURCHASER'S SALARIED TRUST" shall have the meaning set forth in
Section 6.3.7.1.

            "REAL PROPERTY LEASE" shall have the meaning set forth in Section 4.12.

            "REGULATION S-K" means Regulation S-K under the Securities Act.

            "REGULATION S-X" means Regulation S-X under the Securities Act.

            "REMEDIAL ACTION" means all actions affirmatively required by Environmental Laws to clean up, remove, treat or otherwise address any Hazardous Material located at, on or under real property.

            "REPLACED LETTERS OF CREDIT" shall have the meaning set forth in
Section 6.12.

            "REPLACEMENT LETTERS OF CREDIT" shall have the meaning set forth in
Section 6.12.

            "REQUISITE FINANCIAL INFORMATION" means the Requisite June Financial Information and the Requisite September Financial Information.

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            "REQUISITE JUNE FINANCIAL INFORMATION" means (i) the unaudited combined balance sheet of the Rexnord Companies as of June 30, 2002, (ii) the unaudited combined statements of operations and cash flows of the Rexnord Companies for the three-month periods ended June 30, 2002 and 2001 and (iii) such combined pro forma financial information of the Rexnord Companies as shall be reasonably requested by Purchaser with respect to the twelve-month period ended March 31, 2002 and the three-month periods ended June 30, 2002 and 2001.

            "REQUISITE SEPTEMBER FINANCIAL INFORMATION" means (i) the unaudited combined balance sheet of the Rexnord Companies as of September 30, 2002, (ii) the unaudited combined statements of operations and cash flows of the Rexnord Companies for the six-month periods ended September 30, 2002 and 2001, (iii) such combined pro forma financial information of the Rexnord Companies as shall be reasonably requested by Purchaser with respect to the six-month periods ended September 30, 2002 and 2001 and (iv) the combined balance sheets of the Rexnord Companies as of March 31, 2002 and 2001 and the combined statements of operations and cash flows of the Rexnord Companies for the three years ended March 31, 2002, 2001 and 2000, together with the related auditor's report thereon.

            "RETIREE WELFARE BENEFIT MODIFICATION" shall have the meaning set forth in Section 6.3.10.

            "RETIREE WELFARE BENEFIT MODIFICATION CLAIM" means any claim, demand, action or proceeding alleging that the Retiree Welfare Benefit Modifications or the implementation thereof in any way violated, conflicted with, breached or were otherwise inconsistent with (i) any Law, (ii) any Contract, (iii) the terms of any Company Plan or (iv) any other rights of any Person.

            "RETIREE WELFARE BENEFIT MODIFICATION LIABILITY" means any liabilities or other Losses arising out of or relating to the implementation of any Retiree Welfare Benefit Modifications, including, without limitation, any Retiree Welfare Benefit Modification Claim and the costs and expenses of defending any Retiree Welfare Benefit Modification Claim.

            "REXNORD AFFILIATE" shall have the meaning set forth in Section
4.4.2.

            "REXNORD AFFILIATE LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property owned by a third party and licensed or sublicensed to any Seller or Affiliate of any Seller (other than the Companies and the Subsidiaries) which is used in the Rexnord Business as conducted up to and through the Closing Date, other than Intellectual Property relating to commercially available "off the shelf" software licenses acquired at a cost of less than $10,000 individually.

            "REXNORD AFFILIATE OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by any Seller or Affiliate of any Seller (other than the Companies and the Subsidiaries) which is used in the Rexnord Business as conducted up to and through the Closing Date.

            "REXNORD BUSINESS" shall mean the business of the Companies and the Subsidiaries as currently conducted, including the manufacture and/or sale of roller chain, engineered chain, belt conveyor idlers, bearings, mechanical seals, shaft couplings, mechanical speed reducers, flattop chain, modular plastic belts, conveyor components, brakes, clutches,

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SINPAC switches, utility security locks, safety valves, special fabrications, miniature precision rotary and linear motion control devices and similar mechanical power transmission components.

            "REXNORD BUSINESS INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Companies and the Subsidiaries.

            "REXNORD BUSINESS LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property owned by a third party and licensed or sublicensed to the Companies and the Subsidiaries, other than Intellectual Property relating to commercially available "off the shelf" software licenses acquired at a cost of less than $10,000 individually.

            "REXNORD COMPANIES" means the Companies and the Subsidiaries (excluding the Surplus Assets).

            "REXNORD UNION PENSION PLAN" means the defined benefit pension plan covering the union employees of the Rexnord Business.

            "SALARIED PENSION TRANSFEREES" shall have the meaning set forth in
Section 6.3.7.1.

            "SEC" shall have the meaning set forth in Section 6.14.

            "SECURITIES ACT" shall have the meaning set forth in Section 5.5.

            "SECURITIES EXCHANGE ACT" shall have the meaning set forth in
Section 6.14.

            "SELLER" and "SELLERS" shall have the meaning set forth in the first paragraph hereof.

            "SELLERS' DC PLAN" shall have the meaning set forth in Section
6.3.6.

            "SELLER DOCUMENTS" shall have the meaning set forth in Section 4.2.

            "SELLER MARKS" shall have the meaning ascribed to such term in
Section 6.7.

            "SELLERS' SALARIED TRUST" shall have the meaning set forth in
Section 6.3.7.3.

            "SHARES" shall have the meaning set forth in the first recital hereof.

            "SOFTWARE" means all computer programs embodied in Products or used in the manufacture or testing of Products.

            "STRADDLE PERIOD" shall have the meaning set forth in Section
9.6.1.3.

            "SUBSIDIARY" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by one or more of the Companies.

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            "SURPLUS ASSETS" means the assets specified in Section 6.19 to be transferred prior to Closing.

            "TAX CLAIM" shall have the meaning set forth in Section 9.6.2.1.

            "TAX INDEMNIFIED PARTY" shall have the meaning set forth in Section 9.6.2.1.

            "TAX INDEMNIFYING PARTY" shall have the meaning set forth in Section 9.6.2.1.

            "TAX RETURN" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

            "TAXES" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to Tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) and/or
(ii).

            "TECHNOLOGY" means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software, tools, inventions, creations, improvements, works of authorship other similar materials relating to the Products, and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein, and all related technology used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

            "TRADEMARK AND TRADE NAME LICENSE AGREEMENT" means the trademark and tradename license agreement to be entered into among certain of Sellers and Purchaser and certain of the Companies and the Subsidiaries substantially in the form attached hereto as Annex I.

            "TRANSFER TAXES" means all sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever.

            "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement in the form attached hereto as Annex C.

            "WORKS COUNCIL CONSULTATION PROCESS" shall have the meaning set forth in Section 1.1.

            "UNRELATED ACCOUNTING FIRM" shall have the meaning set forth in
Section 2.2.1.4.

            "U.S. EMPLOYEES" shall have the meaning set forth in Section 6.3.5.

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            "U.S. GAAP" means U.S. generally accepted accounting principles, consistently applied.

            "USEABLE FORM" means, (a) with respect to the financial statements included in clause (iv) of the definition of Requisite September Financial Information, Ernst & Young LLP shall have completed an audit of such financial statements and such financial statements are in a form appropriate for inclusion in an offering memorandum and comply with the requirements of (i) the representations and warranties set forth in Section 4.8 that apply to the Audited Financial Statements, (ii) Regulation S-X (including, without limitation, that the notes to such financial statements include supplemental consolidating financial information required by Rule 3-10 of Regulation S-X for the periods presented) and (iii) Item 302 of Regulation S-K that the notes to such financial statements include quarterly results for the periods presented and (b) with respect to the interim historical financial statements included in the Requisite Financial Information, (i) such financial statements shall have been prepared in accordance with U.S. GAAP (except as required by Rule 10-01 of Regulation S-X) and shall comply with the requirements of Regulation S-X applicable to interim financial statements (including, without limitation, that the notes to such financial statements include supplemental consolidating financial information required by Rule 3-10 of Regulation S-X for the periods presented), (ii) such financial statements shall fairly present, in all material respects, the combined financial condition and results of operation of the Companies and the Subsidiaries as of the dates and for the periods presented and
(iii) Ernst & Young, LLP shall have completed a SAS 71 review of such financial statements.

            "VEBA" shall have the meaning ascribed to such term in Section
6.3.11.

     10.2 PAYMENT OF TRANSFER TAXES. Purchaser, on the one hand, and Sellers, on the other hand, shall pay or cause to be paid, and shall indemnify, defend and hold harmless the other party for, 50% of any and all Transfer Taxes attributable to the transactions contemplated by this Agreement.

     10.3 EXPENSES. Except as otherwise provided in this Agreement, Sellers and Purchaser shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Companies bear any of such costs and expenses.

     10.4 FURTHER ASSURANCES. Each of Sellers and Purchaser agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     10.6   SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            10.6.1 The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute

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arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action, or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

            10.6.2 Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.9.

     10.7 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the schedules hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     10.8 TABLE OF CONTENTS AND HEADINGS. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     10.9 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered personally or
(ii) mailed by certified or registered mail, return receipt requested, or (iii) sent by FedEx or other nationally recognized express carrier, fee prepaid to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

            If to any Seller:

                   Invensys plc
                   Carlisle Place
                   London, SW1P 1BX
                   United Kingdom
                   Attn: Corporate Secretary
                   Facsimile: (44) (207) 821-3806

            With a copy to:

                   Weil, Gotshal & Manges LLP
                   767 Fifth Avenue
                   New York, New York 10153
                   Attn: Paul R. Lovejoy, Esq.
                   Facsimile: (212) 310-8007

            If to Purchaser, to:

                   RBS Acquisition Corporation
                   c/o The Carlyle Group
                   1001 Pennsylvania Avenue, N.W.
                   Suite 220 South
                   Washington, D.C. 20004
                   Attn: Jerome H. Powell
                   Facsimile: (202) 347-1818

            With a copy to:

                   Latham & Watkins
                   555 Eleventh Street, N.W.
                   Suite 1000
                   Washington, D.C. 20004
                   Attn: Daniel T. Lennon, Esq.
                   Facsimile: (202) 637-2201

     10.10 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

     10.11 BINDING EFFECT; NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights or any obligations in any Person or entity not a party to this Agreement. No party may assert any claim against any officer, director, stockholder, partner or member of any party hereto (unless such officer, director, stockholder, partner or member is also a party hereto) under this Agreement with respect to any obligation arising out of this Agreement or the transactions contemplated hereby. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, Purchaser's rights to purchase the Shares and Purchaser's rights to seek indemnification hereunder) to
(i) any Affiliate of Purchaser (or any Person that, immediately following Closing will be an Affiliate of Purchaser), (ii) any lender of Purchaser as collateral security or (iii) following the Closing, any successor in interest to Purchaser, provided that such

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successor in interest acquires all or substantially all of the Shares or all or substantially all of the assets of all of the Companies and all of the Subsidiaries. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

     10.12 ORDERING/SEQUENCING OF PURCHASE AND SALE OF SHARES. Sellers agree that, upon written request of Purchaser, the consummation of the sale and transfer of the Shares shall be effected in accordance with the order and/or sequence requested by Purchaser (provided that all such sales and transfers of Shares are effected on the Closing Date) so long as such order or sequence does not adversely affect any Seller. Absent such request by Purchaser, the sale of all Shares shall be effected simultaneously on the Closing Date.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                          PURCHASER:

                                          RBS ACQUISITION CORPORATION


                                          By:        /s/
                                              ----------------------------------
                                          Name:   Jerome H. Powell
                                               ---------------------------------

                                          Title:  President
                                                --------------------------------

                                          SELLERS:

                                          INVENSYS PLC


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          BTR INC.


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          BTR (EUROPEAN HOLDINGS) BV


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          BTR INDUSTRIES GmbH


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          DUNLOP VERMOGENSVERWALTUNGS-
                                          GESELLSCHAFT GMBH


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          BROOK HANSEN INC.


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          INVENSYS FRANCE SAS


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          INVENSYS HOLDINGS LTD.


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          HANSEN TRANSMISSIONS
                                          INTERNATIONAL LTD.


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          HAWKER SIDDELEY MANAGEMENT LTD.


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------

                                          BTR FINANCE BV


                                          By:         /s/  Victoria Hull
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:     S.V.P., General Counsel
                                                --------------------------------